UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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PennyMac Mortgage Investment Trust
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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3043 TOWNSGATE ROAD WESTLAKE VILLAGE, CALIFORNIA 91361

April 3, 2020

Dear Shareholder:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders, or the Annual Meeting, of PennyMac Mortgage Investment Trust to be held on Thursday, May 14, 2020, at 11:00 a.m. Pacific Time. The Annual Meeting will be held at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361.*

The Notice of 2020 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Annual Meeting. We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any postponement or adjournment thereof by our Board of Trustees. Only our common shareholders of record at the close of business on March 16, 2020, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important. Please carefully read the Notice of 2020 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Annual Meeting, and then vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. You may also cast your vote in person at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

ANNUAL MEETING ADMISSION: In order to attend the Annual Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common shares as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Trustees, we thank you for your participation and look forward to seeing you on May 14th.

Sincerely,

STANFORD L. KURLAND

Executive Chairman

DAVID A. SPECTOR

President and Chief Executive Officer

* We intend to hold our Annual Meeting in person. However, we are monitoring developments regarding coronavirus disease 2019 (COVID-19) and are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will issue a press release announcing such change in advance, file the announcement with the Securities and Exchange Commission as additional proxy material, and will provide details on how to access and participate in and vote at the Annual Meeting at www.proxyvote.com or on our Investor Relations website at www.pennymac-reit.com/2020AnnMtg.

3043 Townsgate Road Westlake Village, California 91361

Notice of 2020 Annual Meeting of Shareholders

Date and Time:	Thursday, May 14, 2020 at 11:00 a.m. Pacific Time

Location:	PennyMac Mortgage Investment Trust 3043 Townsgate Road Westlake Village, California 91361

Record Date:

March 16, 2020. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2020 Annual Meeting of Shareholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mailing Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card, as applicable, on or about April 3, 2020 to our shareholders of record on the record date.

Items of Business:	•	To elect the three (3) Class II trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2023 annual meeting of shareholders;

	•	To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2020;

	•	To approve, by non-binding vote, our executive compensation; and

	•	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Attendance:

If you plan to attend the Annual Meeting, you will need to bring proof of ownership in order to be granted admission. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement. We intend to hold our Annual Meeting in person. However, we are monitoring developments regarding coronavirus disease 2019 (COVID-19) and are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will issue a press release announcing such change in advance, file the announcement with the Securities and Exchange Commission as additional proxy material, and will provide details on how to access and participate in and vote at the Annual Meeting at www.proxyvote.com or on our Investor Relations website at www.pennymac-reit.com/2020AnnMtg.

Voting:

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. You may also cast your vote in person at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

By Order of the Board of Trustees,

DEREK W. STARK

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 14, 2020:

This Notice of 2020 Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report to Shareholders, which includes our Annual Report on

Form 10-K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com.

| 2020 Proxy Statement	i

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Board and the upcoming 2020 Annual Meeting of Shareholders, or Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting.

2020 Annual Meeting of Shareholders

Date and Time:	Thursday, May 14, 2020, at 11:00 a.m. Pacific Time
Location:	3043 Townsgate Road, Westlake Village, California 91361
Record Date:	March 16, 2020
Mail Date:	April 3, 2020

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Proposal I:	Election of three (3) Class II trustees to the Board of Trustees	FOR each Trustee Nominee identified in this Proxy Statement
Proposal II:	Ratification of the appointment of our independent registered public accounting firm	FOR
Proposal III:	Approval, by non-binding vote, of our executive compensation	FOR

Trustee Nominees

Trustee Nominees	Age	Trustee Since	Principal Occupation / Key Experience	Committee Membership
Preston DuFauchard	63	2012	Chief Executive Officer, West Oakland Health Council	Finance Related Party Matters Risk
Nancy McAllister	60	2012	Senior Advisor, Star Mountain Capital, LLC and Star Mountain Stimulus Fund, L.P.	Compensation Finance Risk
Stacey D. Stewart	56	2009	President, March of Dimes Foundation	Compensation Nominating and Corporate Governance Related Party Matters

| 2020 Proxy Statement	1

PROXY STATEMENT SUMMARY

We believe our Board possesses deep and broad skill sets and specific experience and expertise that facilitate strong oversight and strategic direction for us as a leading residential mortgage real estate investment trust, or REIT.

Age Diversity

Board Skills

Financial Expertise				7

Financial Industry Knowledge					9

Mortgage Banking/Agency Expertise			6

Legal Experience	2

Risk Management Experience		4

Operating Experience			6

Accounting Expertise		4
	out of 9 trustees

Corporate Governance Highlights

We continuously monitor developments, trends and best practices in corporate governance and consider feedback from shareholders and proxy advisory firms such as Institutional Shareholder Services, or ISS, as appropriate, when enhancing our governance, policies and structure.

✓ Shareholder Right to Amend the Bylaws. Our Second Amended and Restated Bylaws provide shareholders with the concurrent right to amend our Bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to a proposal submitted by a group of up to five shareholders holding at least 1% of our outstanding common shares continuously for at least one year.

✓ Shareholder Engagement. We value the perspectives of our shareholders. In addition to our regular outreach to investors, our Investor Relations department engages in outreach activities and discussions with a significant portion of our shareholders.

✓ Majority Voting Standard in the Election of Trustees. Our Second Amended and Restated Bylaws provide for a majority voting standard for uncontested trustee elections and a plurality voting standard for contested trustee elections.

✓ Independent Lead Trustee. On March 4, 2020, the independent trustees of our Board elected Preston DuFauchard as our independent lead trustee for an initial one-year term that expires in March 2021. Prior thereto and during Fiscal 2019, Randall Hadley served as our independent lead trustee.

✓ Trustee Resignation Policy. Our Corporate Governance Guidelines include a requirement that any trustee nominee who fails to receive a majority vote in an uncontested election will promptly tender his or her resignation to the Board.

✓ Retirement Age. It is our general policy that no trustee having attained the age of 75 years shall be nominated for re-election or re-appointment to the Board.

✓ Trustee Limitations on Number of Boards. A trustee who is currently serving as a chief executive officer of a public company, including our Chief Executive Officer, is not permitted to serve on more than two outside public company boards. No other trustee is permitted to serve on more than five outside public company boards.

✓ Regular Executive Sessions. Our independent trustees meet privately on a regular basis. Our independent lead trustee presides at such meetings.

✓ Robust Share Ownership Guidelines. We have robust share ownership guidelines for our non-management trustees (five times base annual retainer) and executive officers ($2 million for our Executive Chairman and our President and Chief Executive Officer; $500,000 for all other executive officers).

✓ Regular Board Evaluation. The Nominating and Corporate Governance Committee sponsors an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.

2	| 2020 Proxy Statement

PROXY STATEMENT SUMMARY

2019 Business Highlights

A summary of our full-year financial highlights is as follows:

Full-Year 2019 Highlights(1)

•	Net income attributable to common shareholders of $201.4 million, up 58% from the prior year

•	Diluted earnings per common share of $2.42, up 22% from the prior year

•	Net investment income of $488.8 million, up 39% from the prior year

•	Return on average common equity of 12%, up from 10% in the prior year(2)

•	$1.8 billion in new credit risk transfer investments and $838 million in new mortgage servicing right investments created in 2019, sourced from record correspondent production volumes

•

Completed distressed loan sales representing $138 million in unpaid principal balance, or UPB; equity allocated to distressed loan investments declined to 1 percent of total equity at December 31, 2019 from 8 percent at the end of 2018

•	As of December 31, 2019, we were the largest correspondent aggregator in the U.S., according to Inside Mortgage Finance

(1)

For complete information regarding our 2019 financial performance, shareholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 21, 2020 and is being made available to shareholders with this Proxy Statement as a part of our 2019 Annual Report to Shareholders.

(2)	Return on average common equity is calculated based on net income attributable to common shareholders as a percentage of monthly average common equity during the year.

| 2020 Proxy Statement	3

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

What We Do	What We Don’t Do

✓ Bias toward performance-based equity: Our Board seeks to ensure that our long-term incentive awards are weighted toward performance-based equity vehicles. We design our compensation program in a manner that is biased toward performance-based compensation so as to align pay with performance.

✗ No minimum levels of annual equity awards: Our executive officers are not guaranteed any minimum levels of annual equity award grants.

✓ Clawback Policy: Our Board maintains a clawback policy that allows us to recoup certain incentive compensation paid on the basis of erroneous financial statements that result in a material accounting restatement.

✗ No compensation from us other than equity awards for our named executive officers: Our named executive officers do not receive annual base salaries or cash bonuses from us.

✓ Double-trigger vesting: We require that our equity awards have “double trigger” to initiate accelerated vesting upon a change in control.	✗ No severance provisions: We do not provide cash severance to our executives.

✓ Minimum vesting periods: Our equity incentive plan provides that our equity awards are subject to a minimum vesting period of no less than one year on 95% of equity awards granted and our grants generally vest over three years, with approximately equal annual installments on the first, second and third anniversaries of the grant date.

✗  No excessive risk taking: We do not encourage our officers and employees to engage in excessive risk taking. Our compensation program is designed to encourage long-term decision making in alignment with the interests of our shareholders.

✓ Robust share ownership guidelines: We impose robust share ownership guidelines on our trustees and executive officers to ensure that their interests are aligned with those of our shareholders.	✗ No perquisites or excise tax gross-ups: We do not provide perquisites or related excise tax gross-ups to our executive officers.

✓ Consideration of Say-on-Pay Vote and proxy advisory and shareholder feedback: We engage in careful consideration of the annual say-on-pay results and feedback from shareholders and proxy advisory firms.

✗ No stock option re-pricing: Our equity incentive plan prohibits the re-pricing of stock options.

✓ Shareholder engagement: We engage in active discussions with our shareholders on a variety of topics throughout the year to ensure that we are addressing their concerns.	✗ No speculative or short-term trading: We prohibit our officers, employees and trustees from engaging in speculative and short-term trading of our securities.

✓ Comprehensive review of peer group: On an annual basis, we engage in a comprehensive review to assess and identify a relevant peer group of companies in our or a related industry.

✗  No hedging, pledging, short sales, or margin trading: We prohibit our officers, employees and trustees from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

✓ Independent compensation consultant: We utilize the services of Pearl Meyer, which is engaged directly by the Compensation Committee as an outside independent compensation consultant to advise on executive compensation matters.

✗ No supplemental executive retirement plans: We do not maintain any supplemental executive retirement plans for named executive officers.

4	| 2020 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance

Trustee Qualification and Selection Criteria

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current composition of our Board. Final approval of trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Executive Chairman on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage and REIT sectors and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our trustees represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. The current size of our Board is nine trustees. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. During 2019, the Nominating and Corporate Governance Committee did not retain an independent third party to assist in identifying trustee candidates for our Board. The Nominating and Corporate Governance Committee will also consider recommendations for nominees properly submitted by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices located at 3043 Townsgate Road, Westlake Village, California 91361. If any materials are provided by a shareholder in connection with a recommendation for a trustee nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting.

Independence of Our Trustees

The NYSE rules require that at least a majority of our trustees be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such trustee can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the Securities and Exchange Commission, or the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our trustees has or had with us and our management.

As a result of this review, our Board, based upon the fact that none of our non-management trustees have any material relationships with us other than as trustees and holders of our common shares, affirmatively determined that seven of our trustees are independent trustees under NYSE rules. Our independent trustees are Messrs. Carnahan, DuFauchard, Hadley and Willey and Mmes. McAllister, Stewart and Sullivan.

| 2020 Proxy Statement	5

CORPORATE GOVERNANCE

Board of Trustees Leadership and Succession Planning

Our Board leadership structure is currently comprised of our Executive Chairman, our President and Chief Executive Officer, our independent lead trustee, and our independent Board committees. We believe this structure, including the separation of the offices of the Executive Chairman and the President and Chief Executive Officer, provides a very well-functioning and effective balance between strong management leadership and appropriate safeguards and oversight by non-management Board members. As Executive Chairman, Mr. Kurland is charged with leading our strategy, organizational development and governance and representing our Company with business partners, investors and other key external stakeholders, with a focus on advising and helping guide members of our senior management team in their respective areas of responsibility. As President and Chief Executive Officer, Mr. Spector has the in-depth focus and hands-on perspective of being ultimately responsible for the day-to-day management decisions and for leading our senior management team in the execution of our strategic initiatives.

Our Board believes that independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Executive Chairman and the President and Chief Executive Officer bring company-specific experience and expertise. We believe Mr. Kurland, as our former chief executive officer, is well situated to serve as Executive Chairman because we believe he is able to utilize the in-depth focus and perspective gained in running our Company to effectively and efficiently lead our Board. As the trustee most familiar with our business and industry, he is most capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues.

Our Board believes that this leadership structure, which separates the Chief Executive Officer and Executive Chairman roles, is appropriate at this time in light of our evolving business and operating environment, our need to facilitate the efficient information flow between senior management and our Board, our desire to provide guidance to senior management, and our continued focus on promoting strategy development and execution, all of which are essential to effective governance.

Our Board oversees management’s succession plan for the Chief Executive Officer position and key positions at the executive officer level. Our Board annually reviews succession plans for the CEO and executive management, including both a long-term succession plan and an emergency succession plan. In addition, the CEO annually provides his assessment to our Board of executive leaders and their potential to succeed at key executive management positions.

Independent Lead Trustee

We believe our Board leadership structure is also strengthened through the appointment of an influential independent lead trustee with a strong voice. The independent lead trustee works with our Executive Chairman and other trustees to provide informed, independent oversight of our management and affairs. Among other things, the independent lead trustee reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Executive Chairman and the independent trustees, and chairs an executive session of the independent trustees at each regularly scheduled Board meeting. On March 4, 2020, our Board appointed Mr. DuFauchard as independent lead trustee for an initial one (1) year term that expires in March 2021. Prior thereto and during Fiscal 2019, Mr. Hadley served as the independent lead trustee.

Together, our Executive Chairman and the independent lead trustee provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

6	| 2020 Proxy Statement

CORPORATE GOVERNANCE

The Role of the Board in Risk Oversight

Our Board and each of its committees, and in particular the Risk Committee, have an active role in overseeing our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. Our senior management is responsible for designing, implementing and maintaining an effective and appropriate approach for managing enterprise risk. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in determining our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses and the implementation of our strategic plan, the committees of our Board also share responsibility for overseeing specific areas of risk management as follows:

Committee	Primary Risk Oversight Responsibility

Audit	The Audit Committee focuses on risks associated with internal controls and securities, financial and accounting compliance, and receives an annual risk assessment report from our internal auditors.

Compensation

The Compensation Committee focuses on oversight of our compensation policies and practices, including whether such policies and practices balance risk taking and rewards in an appropriate manner that is in alignment with shareholder interests and does not encourage excessive risk taking.

Finance	The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources and our investment policies and strategies.

Nominating and Corporate Governance

The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our trustees and the assessment of the performance and effectiveness of each member and Committee of our Board, as well as risks associated with corporate sustainability.

Related Party Matters

The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest between us, on the one hand, and PNMAC Capital Management, LLC, or our Manager, PennyMac Loan Services, LLC, or our Servicer, their affiliates or any other identified related party, on the other hand.

Risk

The Risk Committee oversees our Manager’s enterprise risk management function in relation to our Company and focuses on credit risk, mortgage compliance risk and operational risk, including cybersecurity risk.

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Committees of the Board of Trustees

Our Board has established six principal committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, the Related Party Matters Committee and the Risk Committee. In addition to the standing committees described above, our Board may also establish ad hoc committees for limited periods of time in order to address particular matters. Our Board committees have also adopted written charters that govern their conduct, each of which is available on our website at www.pennymac-reit.com.

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CORPORATE GOVERNANCE

The current chairs and members of the committees are identified in the following table:

Trustee	Audit	Compensation	Finance	Nominating and Corporate Governance	Related Party Matters	Risk

Non-Management Trustees

Scott W. Carnahan	X		X		CC

Preston DuFauchard*			X		X	CC

Randall D. Hadley	CC				X

Nancy McAllister		X	CC			X

Stacey D. Stewart		X		CC

Marianne Sullivan	X			X		X

Frank P. Willey		CC		X	X

Management Trustees

Stanford L. Kurland†

David A. Spector

† – Executive Chairman

* – Independent Lead Trustee

CC – Committee Chair

The primary responsibilities, membership and meeting information for the committees of our Board during 2019 are summarized below:

Audit Committee	Primary Responsibilities
Members:

The Audit Committee assists our Board in overseeing:

•  our accounting and financial reporting processes;

•  the integrity and audits of our financial statements;

•  our internal control function;

•  our compliance with related legal and regulatory requirements;

•  the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

•  the qualifications and independence of our independent registered public accounting firm; and

•  the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, reviewing and discussing management’s discussion and analysis of financial condition and results of operations to be included in our SEC filings, the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls.

Scott W. Carnahan Randall D. Hadley Marianne Sullivan
Meetings in 2019: 10

Mr. Hadley and Mr. Carnahan are each an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE.

Our Board has determined that all of the trustees serving on the Audit Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Audit Committee, please see the section below entitled “Report of the Audit Committee.”

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CORPORATE GOVERNANCE

Compensation Committee	Primary Responsibilities
Members:

The principal functions of the Compensation Committee are to:

•  evaluate the performance of our Chief Executive Officer and other executive officers;

•  review and/or recommend to the Board the compensation of our Chief Executive Officer and other executive officers;

•  adopt and administer the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

•  review and recommend to the Board compensation plans, policies and programs;

•  prepare the compensation committee report on executive compensation to be included in our annual proxy statement;

•  review and discuss our Company’s compensation discussion and analysis to be included in our Company’s annual proxy statement;

•  recommend to the Board the compensation for our independent trustees; and

•  administer the issuance of any securities under our equity incentive plans.

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Nancy McAllister Stacey D. Stewart Frank P. Willey
Meetings in 2019: 5

Our Board has determined that all of the trustees serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Report of the Compensation Committee.”

Finance Committee	Primary Responsibilities
Members:

The Finance Committee is responsible for overseeing the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

•  review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

•  review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

•  review our short- and long-term investment strategy, investment policies and the performance of our investments;

•  review our mortgage loan sale and securitization activities;

•  monitor our capital budget; and

•  review our policies and procedures on derivatives transactions.

Scott W. Carnahan Preston DuFauchard Nancy McAllister
Meetings in 2019: 5
Our Board has determined that all of the trustees serving on the Finance Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	Primary Responsibilities
Members:

The principal functions of the Nominating and Corporate Governance Committee are to:

•  seek, consider and recommend to the full Board qualified candidates for election as trustees and then recommend nominees for election as trustees at the annual meeting of shareholders;

•  recommend to the Board individuals qualified to be appointed as our Company’s executive officers;

•  periodically prepare and submit to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for trustee nominees;

•  review and make recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

•  annually recommend to our Board nominees for each of its committees;

•  annually facilitate the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board; and

•  oversee our policies, practices and initiatives regarding corporate sustainability.

Stacey D. Stewart Marianne Sullivan Frank P. Willey
Meetings in 2019: 4
Our Board has determined that all of the trustees serving on the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE.

Related Party Matters Committee	Primary Responsibilities
Members:

The principal functions of the Related Party Matters Committee are to:

•  establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between us and any of our subsidiaries, on the one hand, and our Manager, our Servicer and their affiliates, on the other hand;

•  establish policies and procedures related to the identification of any other transactions in which certain related parties, including our trustees, executive officers and their family members, have a direct or indirect interest;

•  oversee and administer all such policies; and

•  review, approve and, if necessary, make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, flow servicing agreement, mortgage banking services agreement, MSR recapture agreement and master spread acquisition and MSR servicing agreements with our Manager, our Servicer and their affiliates, and any amendments of or extensions to such agreements.

Since 2013, Mr. Joseph Sturtevant has been engaged by the Related Party Matters Committee as its outside independent consultant. In such role, Mr. Sturtevant provides the Related Party Matters Committee with financial consulting relating to, and monitoring and analysis of, our various fee arrangements and related party transactions with our Manager, our Servicer and their affiliates.

Scott W. Carnahan Preston DuFauchard Randall D. Hadley Frank P. Willey
Meetings in 2019: 5
Our Board has determined that all of the trustees serving on the Related Party Matters Committee are independent under the applicable rules of the NYSE.

10	| 2020 Proxy Statement

CORPORATE GOVERNANCE

Risk Committee	Primary Responsibilities
Members:

The principal function of the Risk Committee is to assist our Board in fulfilling its oversight responsibilities relating to: (i) our Company’s aggregate risk profile; (ii) specific risks expressly delegated to the Risk Committee, including credit risk, mortgage compliance risk, and operational risk; and (iii) the approach utilized by our Manager for assessing, monitoring and controlling such aggregate and specific risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

•  reviewing, discussing and overseeing our Manager’s establishment and operation of its enterprise risk management (and any significant changes thereto) in relation to our Company;

•  reviewing annually a schedule of all identified risks facing our Company and the alignment of such risks with the Manager’s management committees and committees of our Board;

•  reviewing annually our Manager’s enterprise risk management policy;

•  reviewing and overseeing credit risk, mortgage compliance risk, and operational risk (including risks arising from cybersecurity), as well as the establishment and operation of policies and procedures and remediation for any deficiencies with respect to such specific risks; and

•  directing our Manager to evaluate the effectiveness of its risk management.

Preston DuFauchard Nancy McAllister Marianne Sullivan
Meetings in 2019: 4
Our Board has determined that all of the trustees serving on the Risk Committee are independent under the applicable rules of the NYSE.

Board of Trustees and Committee Meetings

During Fiscal 2019, our Board held 13 meetings. All trustees are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each trustee attended at least 92% of the aggregate number of meetings held in Fiscal 2019 for the period during which such trustee served with respect to meetings of our Board and each committee on which such trustee served.

Executive Sessions of the Independent Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent trustees meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent trustees, are presided over by the independent lead trustee. During Fiscal 2019, our non-management trustees, all of whom are independent, held three meetings in executive session that were presided over by our former independent lead trustee, Mr. Hadley.

Attendance by Members of our Board of Trustees at the 2019 Annual Meeting of Shareholders

We expect each member of the Board to attend our annual meetings of shareholders except for absences due to causes beyond the reasonable control of the trustee. All then-current members of our Board attended the 2019 annual meeting of shareholders.

Board Evaluations and Refreshment

As described in our Corporate Governance Guidelines, it is our general policy that no trustee having attained the age of 75 years shall be nominated for re-election or re-appointment to the Board, although the Board may waive this policy in individual cases. In addition, the charters of each of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee,

| 2020 Proxy Statement	11

CORPORATE GOVERNANCE

Related Party Matters Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee assessments. The performance evaluations are sometimes conducted by the Chair of the Nominating and Corporate Governance Committee; however, the Nominating and Corporate Governance will engage an external evaluator no less frequently than every three years. The key areas of focus for the evaluation are Board operations, Board accountability and committee performance. The results of the evaluation are reviewed with each respective committee and the full Board.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and trustees.

In addition, we have adopted a Code of Ethics for the Executive Chairman, Chief Executive Officer and Senior Financial Officers, which sets forth specific policies to guide these individuals in the performance of their duties. The Code of Business Conduct and Ethics and the Code of Ethics for the Executive Chairman, Chief Executive Officer and Senior Financial Officers are available on our website at www.pennymac-reit.com.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at www.pennymac-reit.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company. In connection with the change to a majority voting standard in our recently adopted Second Amended and Restated Bylaws, our Board also amended and restated our Corporate Governance Guidelines to provide that if any nominee for trustee fails to receive a majority vote for election or re-election, if so required, the trustee will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Corporate Sustainability and Social Responsibility

Commitment to Advancing ESG Priorities in Alignment with our Strategic Objectives. With oversight from our Board and the Nominating and Corporate Governance Committee, we are committed to being responsive to our shareholders and stakeholders as it relates to our environmental, social, and governance (ESG) principles and continuously improving our ESG and corporate sustainability related disclosures. Our Board believes that it is important to establish a robust corporate sustainability program and framework that will support our corporate initiatives. As part of our corporate sustainability program, we expect to issue a comprehensive corporate sustainability report that utilizes Sustainability Accounting Standards Board (SASB) industry-specific standards relevant to the mortgage finance industry, as well as other relevant standards and guidelines.

We strive not only to drive high operational and financial performance but also to serve a greater social purpose through our core businesses, which are centered around the essential public good of homeownership. As a specialty finance company that invests primarily in residential mortgage loans and mortgage-related assets, we, through our Manager and our Servicer, are able to serve our customers throughout the country by facilitating home purchases, refinancings that make homes more affordable, and, when necessary, loss mitigation alternatives, designed to avoid foreclosure and keep our customers and their families in their homes.

We also encourage and support principles of corporate sustainability through Board governance best practices, in our operations and throughout our communities. Corporate sustainability goals are included in our Manager’s annual corporate strategic plan and are linked to compensation, including variable pay, where applicable. We believe these principles promote the sustainable, long-term growth of our organization for the benefit of our shareholders and the housing industry for the benefit of our customers, improving the environment in which we live. We hold ourselves and our Manager accountable for managing our social, environmental, and economic impact through a number of initiatives.

Corporate Governance. We amended the Nominating and Corporate Governance Committee Charter to provide that this committee has specific oversight responsibility relating to our corporate sustainability practices, including environmental stewardship and corporate social responsibility, and will make recommendations to the Board, as appropriate. Our Board has established a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our shareholders.

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CORPORATE GOVERNANCE

Board Diversity. Currently, we have three women on our Board, representing 33% of our total Board members. California law mandates that public companies with six-member boards have at least three female Board members by the end of 2021. The current composition of our Board would comply with this mandate. In addition, we have a number of other trustees who represent other diverse backgrounds and experiences. Our Board believes that these sorts of diversity factors are essential in promoting our long-term sustainable growth. Our Board has established trustee selection criteria which provides that the Board in its selection of trustee candidates will consider factors that contribute to Board diversity in the broadest sense, including gender, ethnicity, geography, education, and personal and professional experiences.

Environmental Sustainability. Our Manager seeks to operate its facilities in an environmentally sustainable manner that manages our impact on the environment by investing in sustainable products and services, committing to increased waste recycling, focusing on energy efficiency and engaging in conservative water consumption practices. We and our Manager are committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment.

Diversity and Inclusion. Our Manager believes that building a diverse and inclusive, high-performing workforce where its employees bring diverse perspectives and varied experiences to work every day allows us to develop better and more innovative solutions for our customers. 52% of our Manager’s employees are women. Our Manager has established a mentorship program which is designed to promote opportunities for women at PennyMac to strengthen networks, exchange ideas and build skills and relationships.

Human Capital. Our long-term sustainability as a company is highly dependent upon people who provide services to us on behalf of our Manager and its affiliates. Our Manager strives to recruit and develop the best talent, provide a supportive work environment and promote healthy living. Our Manager also supports the U.S. military through its continued focus on recruiting and creating opportunities for veterans and its commitment to providing home loans to veterans. Finally, our Manager also partnered with a third party to establish a comprehensive, fully integrated wellness program designed to enhance the productivity of its employees. We believe it is important to support human rights in every aspect of our operations. Our commitment to human rights is grounded in our Code of Business Conduct and Ethics, our various Company policy statements, and our vendor master services agreements. We have not been linked to any labor and human rights violations.

Communications with our Board of Trustees

Our shareholders and other interested persons may send written communications to the Board, committees of the Board and individual trustees (including our independent lead trustee or the independent/non-management trustees as a group) by mailing those communications to:

[Specified Addressee]

c/o PennyMac Mortgage Investment Trust

3043 Townsgate Road

Westlake Village, California 91361

Email: investorrelations@pnmac.com

Attention: Investor Relations

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board, may not be forwarded.

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PROPOSAL I – ELECTION OF TRUSTEES

Proposal I – Election of Trustees

We have three classes of trustees. The Board has nominated Preston DuFauchard, Nancy McAllister and Stacey D. Stewart for election as Class II trustees, and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If our Class II trustees are elected at this year’s Annual Meeting, they will serve until our annual meeting of shareholders in 2023 and until their successors have been duly elected and qualified. Our Class III trustees will serve until our annual meeting of shareholders in 2021 and until their successors have been duly elected and qualified. Our Class I trustees will serve until our annual meeting of shareholders in 2022 and until their successors have been duly elected and qualified.

Because this is considered an uncontested election under our Company’s Second Amended and Restated Bylaws, a nominee for trustee is elected to the Board if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted for such nominee’s election exceeds the number of shares voted against such nominee’s election. Abstentions and broker non-votes will not affect the election of trustees. In tabulating the voting results for the election of trustees, only “FOR” and “AGAINST” votes are counted. If an incumbent trustee receives a greater number of votes against his or her election than votes for such election, such trustee shall tender his or her resignation as provided in our Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee of the Board will then act on an expedited basis to determine whether to accept the trustee’s tendered resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee and the Board will consider any factors they deem relevant.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR PRESTON DUFAUCHARD, NANCY MCALLISTER AND STACEY D. STEWART AS TRUSTEES TO SERVE UNTIL OUR 2023 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following paragraphs provide the name and age (as of April 3, 2020) of each trustee, as well as each trustee’s business experience over the last five years or more. Immediately following the description of each trustee’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the trustee should serve on our Board.

Name	Age	Position

Stanford L. Kurland	67	Trustee, Executive Chairman

David A. Spector	57	Trustee

Scott W. Carnahan	66	Trustee

Preston DuFauchard	63	Independent Lead Trustee

Randall D. Hadley	76	Trustee

Nancy McAllister	60	Trustee

Stacey D. Stewart	56	Trustee

Marianne Sullivan	54	Trustee

Frank P. Willey	66	Trustee

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PROPOSAL I – ELECTION OF TRUSTEES

Trustee Nominees

Class II Trustees – If Elected, Term to Expire in 2023

PRESTON DUFAUCHARD Independent Lead Trustee

Mr. DuFauchard has been a member of our Board since November 2012. Mr. DuFauchard is also our independent lead trustee. Since August 2018, Mr. DuFauchard has served as the chief executive officer of West Oakland Health Council. Prior thereto from February 2017 to August 2018, he served as an independent consultant. From April 2016 until February 2017, he served as general counsel of Robertson Stephens, a global investment advisory firm for high net worth individuals, family offices, institutions and corporations. Prior thereto, Mr. DuFauchard had served as an independent consultant since January 2012. From 2006 through December 2011, Mr. DuFauchard served as the commissioner of the California Department of Corporations. From 1997 to 2006, Mr. DuFauchard was employed at Bank of America Corporation, a diversified financial services firm, where he held the title of assistant general counsel. Mr. DuFauchard holds a BA from Stanford University and a JD from the University of California, Berkeley, School of Law. We believe Mr. DuFauchard is qualified to serve on our Board because of his strong business experience and leadership as the chief executive officer of a state agency, his extensive legal and regulatory background, and his understanding of the mortgage banking business.

Board Member Since: 2012 Age: 63
Committees: • Finance • Related Party Matters • Risk (Chair)

NANCY MCALLISTER

Ms. McAllister has been a member of our Board since November 2012. Ms. McAllister has served as a senior advisor of Star Mountain Capital, LLC and Star Mountain Stimulus Fund, L.P., private equity firms that invest in small and medium size businesses, since April 2013. From November 2008 through May 2011, Ms. McAllister served as a managing director in the financial institutions group of Credit Suisse Securities (USA) LLC, a diversified financial services firm. From 1991 to September 2008, Ms. McAllister was employed by Lehman Brothers, Inc., where she held a variety of executive positions, including managing director and co-head of the depository institutions and debt capital markets groups. Ms. McAllister has served on the board of directors of People’s United Financial, Inc., a diversified financial services company, since September 2013. Ms. McAllister holds a BA from the University of Virginia. We believe Ms. McAllister is qualified to serve on our Board because she is a seasoned business executive with deep knowledge of the capital markets and significant experience in financial services, including investment banking.

Board Member Since: 2012 Age: 60
Committees: • Compensation • Finance (Chair) • Risk

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PROPOSAL I – ELECTION OF TRUSTEES

STACEY D. STEWART

Ms. Stewart has been a member of our Board since August 2009. She has served as president of the March of Dimes Foundation, a leading nonprofit organization, since November 2016. From June 2009 to November 2016, Ms. Stewart served in a variety of executive positions, including president of United States operations and executive vice president for Community Impact Leadership and Learning, at United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market. Ms. Stewart holds an AB from Georgetown University and an MBA from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because of her strong experience in the mortgage sector and proven leadership of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

Board Member Since: 2009 Age: 56
Committees: • Compensation • Nominating and Corporate Governance (Chair)

Continuing Trustees

Class III Trustees – Term to Expire in 2021

STANFORD L. KURLAND

Mr. Kurland has been a member of our Board since our formation in May 2009 and has been our Executive Chairman since January 2017. Prior thereto, he had been our chairman of the board and chief executive officer from May 2009 through December 2016. Mr. Kurland also has been the executive chairman of PennyMac Financial Services, Inc., or PFSI, since January 2017 and, prior thereto, had been chairman of the board and chief executive officer from February 2013 through December 2016. Mr. Kurland served as the chief executive officer of Private National Mortgage Acceptance Company, LLC, or PNMAC, from May 2013 through December 2016, and, prior thereto, served as chairman of the board and chief executive officer from founding the company in January 2008 to May 2013. Our Manager, our Servicer, and PNMAC are controlled subsidiaries of PFSI. Prior to the formation of PNMAC, Mr. Kurland served as a director and, from January 1979 to September 2006, held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation, or Countrywide, a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because of his experience as our previous chief executive officer and as an accomplished financial services executive with more than 40 years of experience in the mortgage banking arena.

Board Member Since: 2009 Age: 67

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PROPOSAL I – ELECTION OF TRUSTEES

DAVID A. SPECTOR

Mr. Spector has been a member of our Board since our formation in May 2009 and has been our President and Chief Executive Officer since January 2017. He served as our executive managing director, president and chief operating officer from February 2016 through December 2016 and, prior thereto, as president and chief operating officer since May 2009. He also has been the president and chief executive officer of PFSI since January 2017 and, prior thereto, had been executive managing director, president and chief operating officer of PFSI since February 2016. Prior thereto, Mr. Spector had been president and chief operating officer of PFSI from February 2013 to February 2016. Mr. Spector also has been the president and chief executive officer of PNMAC since January 2017 and, prior thereto, served in a variety of executive positions at PNMAC from January 2008 through December 2016. In addition, Mr. Spector has been a member of the board of PFSI since its formation. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Board Member Since: 2009 Age: 57

RANDALL D. HADLEY

Mr. Hadley has been a member of our Board since August 2009. Mr. Hadley was a CPA and partner of Grant Thornton LLP, an accounting firm, including nine years as regional director of professional standards, before retiring in July 2003. He advised both public and private entities while at Grant Thornton LLP and provided various consulting services to the accounting firm following his retirement through July 2011. Mr. Hadley holds a BS from Wright State University. We believe Mr. Hadley is qualified to serve on our Board because he is a financial and accounting expert with over 40 years of wide-ranging accounting and auditing experience, including extensive experience in mortgage banking.

Board Member Since: 2009 Age: 76
Committees: • Audit (Chair) • Related Party Matters

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PROPOSAL I – ELECTION OF TRUSTEES

Class I Trustees –Term to Expire in 2022

SCOTT W. CARNAHAN

Mr. Carnahan has been a member of our Board since August 2009. Mr. Carnahan has served as senior managing director at FTI Consulting, Inc., a global business advisory firm, since May 2014. Prior thereto, Mr. Carnahan had provided financial and accounting consulting services to various financial institutions since April 2007. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan holds a BA and an MBA from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Board Member Since: 2009 Age: 66
Committees: • Audit • Finance • Related Party Matters (Chair)

MARIANNE SULLIVAN

Ms. Sullivan has been a member of our Board since September 2017. Since January 2017, Ms. Sullivan has served as founder and chief strategy consultant of OptimX Advisors, Inc., a consulting firm to the U.S. mortgage industry. Prior thereto, Ms. Sullivan served for 24 years in a variety of executive positions including senior vice president, single-family strategic initiatives and business capabilities, and senior vice president, single-family chief risk officer at Fannie Mae, a government-sponsored enterprise (GSE) that partners with lenders to create housing opportunities for families across the country. Ms. Sullivan currently serves on the boards of directors of Finicity, a non-public company that provides financial aggregation services to the financial services industry, and Ardley Technologies, Inc., a non-public company providing software to the mortgage industry. Ms. Sullivan received a B.S. degree in Business Administration with a concentration in accounting from Georgetown University. We believe Ms. Sullivan is qualified to serve on our Board because she is an experienced executive with a strong business background in the housing finance sector.

Board Member Since: 2017 Age: 54
Committees: • Audit • Nominating and Corporate Governance • Risk

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PROPOSAL I – ELECTION OF TRUSTEES

FRANK P. WILLEY

Mr. Willey has been a member of our Board since August 2009. Since February 2009, Mr. Willey has been a non-equity partner at the law firm of Hennelly & Grossfeld LLP. From 1984 to 2016, Mr. Willey held a variety of executive positions, including president and general counsel, at Fidelity National Financial, Inc., or Fidelity, a provider of title insurance, specialty insurance, claims management services and information services. Mr. Willey currently serves as a director of Cannae Holdings, Inc., a diversified holding company, and Winter Sports, Inc., a ski resort operator. He formerly served on the board of Fidelity. Mr. Willey holds a BS from LeMoyne College and a JD from Albany Law School. We believe Mr. Willey is qualified to serve on our Board because he is an experienced executive and director with a strong business and legal background in the financial services industry.

Board Member Since: 2009 Age: 66
Committees: • Compensation (Chair) • Nominating and Corporate Governance • Related Party Matters

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PROPOSAL I – ELECTION OF TRUSTEES

Non-Management Trustee Compensation

The Compensation Committee reviews and recommends to our Board the form and level of trustee compensation and seeks outside advice from our independent compensation consultants on market practices when changes are contemplated. Trustee compensation was reviewed during September of 2019 by our independent compensation consultants who found that our ongoing compensation was not an outlier relative to certain industry, S&P 600, and Russell 3000 benchmarks. The compensation program for our non-management trustees is intended to be competitive and fair so that we can attract the best talent to our Board, and recognize the time and effort required of a trustee given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have share ownership guidelines to align the trustees’ interests with our shareholders’ interests and to motivate our trustees to focus on our long-term growth and success. Management trustees who are executive officers of our Manager or its affiliates are not paid any fees for serving on our Board or for attending Board meetings.

The following table summarizes the annual retainer fees of our non-management trustees during Fiscal 2019:

Base Annual Retainer, all non-management trustees	$80,000

Additional Base Annual Retainer, independent lead trustee	$20,000

Base Annual Retainer, all non-management committee members:

Audit Committee	$7,750

Compensation Committee	$7,750

Finance Committee	$7,750

Nominating and Corporate Governance Committee	$5,750

Related Party Matters Committee	$5,750

Risk Committee	$7,750

Additional Annual Retainer, all committee chairs:

Audit Committee	$10,750

Compensation Committee	$10,750

Finance Committee	$10,750

Nominating and Corporate Governance Committee	$7,750

Related Party Matters Committee	$7,750

Risk Committee	$10,750

In addition, our trustees are eligible to receive certain types of equity-based awards under our 2019 Plan. During Fiscal 2019, each of Messrs. Carnahan, DuFauchard, Hadley and Willey and Mmes. McAllister, Stewart and Sullivan received a grant of 4,481 time-based restricted share units, or RSUs, on February 12, 2019 with a grant date fair value of approximately $92,000. These RSUs vest in full on the one (1) year anniversary of the date of the grant and entitle the recipient thereof to receive dividend equivalents during the vesting period. Prior to the vesting of an RSU, such RSU is generally subject to forfeiture upon termination of service to us.

In addition, each independent trustee newly elected or appointed to our Board generally is entitled to receive a one-time initial RSU grant with a grant date fair value of approximately $92,000 in RSUs (annualized for the annual equity award cycle). Further, all members of our Board will be reimbursed for their reasonable out-of-pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Policy Regarding Receipt of Shares in Lieu of Cash Trustee Fees. During 2014, our Board adopted a policy whereby non-management trustee fees may be paid in cash or common shares at the election of each non-management trustee. The number of common shares delivered in lieu of any cash payment of trustee fees shall be equivalent in value to the amount of forgone trustee fees divided by the fair market value (as defined in our 2019 Equity Incentive Plan, or 2019 Plan) of a common share on the day on which the trustee fees otherwise would have been paid in cash to the non-management trustee, rounded down to the nearest whole share. None of our trustees have elected to be paid in common shares.

Accelerated Vesting. Prior to vesting, an RSU granted to a non-management trustee is generally subject to forfeiture upon termination of service to us if such termination is for cause (as defined in our 2019 Plan). Upon a termination of service to us other than for cause, a change in control (as defined in our 2009 Plan) or the termination of our management agreement other than for cause (as defined in our

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PROPOSAL I – ELECTION OF TRUSTEES

management agreement), any RSU held by non-management trustees not previously vested shall become fully vested and will be settled in our common shares. The term of our management agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

2019 Trustee Compensation Table

The table below summarizes the compensation earned by each non-management trustee who served on our Board for Fiscal 2019.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)

Scott W. Carnahan	109,000	92,000	201,000

Preston DuFauchard	112,000	92,000	204,000

Randall D. Hadley	124,250	92,000	216,250

Nancy McAllister	114,000	92,000	206,000

Stacey D. Stewart	101,250	92,000	193,250

Marianne Sullivan	101,250	92,000	193,250

Frank P. Willey	110,000	92,000	202,000

(1)

Mr. Kurland, our Executive Chairman, and Mr. Spector, a trustee and our President and Chief Executive Officer, are not included in this table as they are officers of our Company and thus receive no additional compensation for their services as trustees. Messrs. Kurland and Spector received compensation as officers of our Company for Fiscal 2019 as shown in the “2019 Summary Compensation Table.”

(2)	Reflects fees earned by the trustee in Fiscal 2019, whether or not paid in such year.
(3)

Reflects the full grant date fair value, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, of RSUs granted to Messrs. Carnahan, DuFauchard, Hadley and Willey and Mmes. McAllister, Stewart and Sullivan on February 12, 2019. For more information on the assumptions used in our estimates of value, please refer to Note 26—Share-Based Compensation Plans in our Annual Report on Form 10-K, filed on February 21, 2019. As of December 31, 2019, Messrs. Carnahan, DuFauchard, Hadley and Willey and Mms. McAllister and Stewart each held 9,473 RSUs and Ms. Sullivan held 8,462 RSUs.

Non-Management Trustee Share Ownership Guidelines

Non-management trustees are subject to robust share ownership guidelines that require each such trustee to hold common shares and unvested RSUs with an aggregate market value equal to at least five times the base annual retainer. Non-management trustees are expected to meet the ownership guidelines within five years from the date of appointment or election to our Board. Each non-management trustee is in compliance with our share ownership guidelines. The Nominating and Corporate Governance Committee will annually review each trustee’s progress toward meeting the share ownership guidelines.

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AUDIT MATTERS

Audit Matters

Report of the Audit Committee

The Board of Trustees has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Messrs. Hadley and Carnahan are “audit committee financial experts” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met 10 times in 2019. The Audit Committee’s agenda is established by the Chairman of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm and reviewed with the Company’s Chief Financial Officer and Deloitte the overall audit scope and plans, the results of the external audit examination, evaluations by the independent registered public accounting firm of the Company’s internal controls and the quality of its financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee received and discussed with Deloitte its annual written report on its independence from the Company and its management, which is made pursuant to applicable requirements of the PCAOB, and considered with Deloitte whether the provision of non-audit services is compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the Company’s independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and on the effectiveness of its internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of Deloitte, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020.

The foregoing report has been furnished by the current members of the Audit Committee:

Randall D. Hadley, Chair

Scott W. Carnahan

Marianne Sullivan

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AUDIT MATTERS

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2019 and Fiscal 2018, Deloitte provided other audit-related and non-audit-related services for us during these years.

Fees to Registered Public Accounting Firm for 2019 and 2018

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2019 and Fiscal 2018.

	2019	2018

Audit Fees(1)	$2,314,006	$2,171,896

Audit-Related Fees(2)	285,606	88,202

Tax Fees(3)	247,490	273,031

All Other Fees(4)	127,500	—

Total	$2,947,602	$2,533,129

(1)

Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of the annual financial statements of certain of our subsidiaries.

(2)

Audit-Related Fees consist of fees for professional services provided for the review of our automatic shelf registration statement on Form S-3, including any amendments, the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.
(4)	All Other Fees consist of certain agreed upon procedures related to certain of our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2019 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte, provided that the chair will present any decision to the full Audit Committee for ratification at its next scheduled meeting.

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PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal II—Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee is presenting a proposal to ratify its appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation in May 2009. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF TRUSTEES AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

24	| 2020 Proxy Statement

SECURITY OWNERSHIP INFORMATION

Security Ownership Information

Security Ownership of Officers and Trustees

The following table sets forth certain information as of the record date relating to the beneficial ownership of our common shares by (1) each of our named executive officers, (2) each of our current trustees and trustee nominees, and (3) all of our current trustees and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Common Shares Beneficially Owned(1)
Executive Officers and Trustees	Number	Percentage
Stanford L. Kurland(2)(3)	882,715	*
David A. Spector	142,090	*
Scott W. Carnahan	60,027	*
Preston DuFauchard	20,232	*
Randall D. Hadley(4)	33,900	*
Nancy McAllister	33,516	*
Stacey D. Stewart	20,998	*
Marianne Sullivan(5)	17,941	*
Frank P. Willey	75,900	*
Doug Jones	63,569	*
Vandad Fartaj	92,051	*
Andrew S. Chang	85,032	*
All trustees, trustee nominees and executive officers as a group (14 persons)	1,641,085	1.63%

*	Represents less than 1.0% of the common shares outstanding as of the record date.
(1)

Based on 100,513,539 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)	Includes 241,097 common shares owned by the 1998 Kurland Revocable Trust.
(3)	Includes 6,000 common shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims any beneficial interest.
(4)	Includes 8,000 common shares owned by the Randall and Maureen Hadley Family 2001 Trust.
(5)	Includes 9,127 common shares owned by the Marianne E. Sullivan Revocable Trust and 2,651 common shares held in an Individual Retirement Account.

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SECURITY OWNERSHIP INFORMATION

Security Ownership of Other Beneficial Owners

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to our Company to be the beneficial owner of more than five percent of our common shares, based on our review of publicly available statements of beneficial ownership filed with the SEC on Schedule 13G as of the record date.

	Common Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Number	Percentage
BlackRock, Inc.(2) 55 East 52nd Street New York, New York 10055	16,327,194	16.24%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	9,847,487	9.80%

(1)

Based on 100,513,539 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)

As reported in Amendment No. 9 to Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. In the Schedule 13G amendment, BlackRock, Inc. disclosed that it had the sole voting power over 16,127,051 common shares and sole dispositive power over 16,327,194 common shares as of December 31, 2019.

(3)

As reported in Amendment No. 6 to Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group, Inc., or Vanguard. In the Schedule 13G amendment, Vanguard disclosed that it had the sole voting power over 96,205 common shares, shared voting power over 12,732 common shares, sole dispositive power over 9,757,560 common shares and shared dispositive power over 89,927 common shares as of December 31, 2019.

26	| 2020 Proxy Statement

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers and Executive Compensation

Our Executive Officers

The following sets forth certain information with respect to our current executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	67	Trustee, Executive Chairman of the Board of Trustees
David A. Spector	57	Trustee, President and Chief Executive Officer
Andrew S. Chang	42	Senior Managing Director and Chief Financial Officer
Vandad Fartaj	45	Senior Managing Director and Chief Investment Officer
Jeffrey P. Grogin	59	Senior Managing Director and Chief Enterprise Operations Officer
Doug Jones	63	Senior Managing Director and Chief Mortgage Banking Officer
David M. Walker	64	Senior Managing Director and Chief Risk Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Proposal I—Election of Trustees.” Certain biographical information for the other executive officers is set forth below.

Andrew S. Chang. Mr. Chang has been our Senior Managing Director and Chief Financial Officer since January 2017. Prior thereto, he served as our senior managing director and chief business development officer from February 2016 through December 2016 and as our chief business development officer from our formation in May 2009 to February 2016. Mr. Chang also has served in a variety of similar executive positions at PNMAC since May 2008. Mr. Chang is responsible for overseeing our financial management, reporting and controls and tax management, as well as our corporate development and investor relations activities. Prior to joining PNMAC, from June 2005 to May 2008, Mr. Chang was employed at BlackRock, Inc., or BlackRock, a global investment management firm, and a senior member in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Senior Managing Director and Chief Investment Officer since February 2016. Prior thereto, he served as our chief investment officer from March 2010 to February 2016. Mr. Fartaj also has served in a variety of similar executive positions at PNMAC since April 2008. Mr. Fartaj is responsible for all capital markets and investment-related activities, including the development and execution of investment strategies, secondary marketing, hedging activities and capital markets strategies with government-sponsored enterprises. In addition, Mr. Fartaj is responsible for developing and managing relationships with Wall Street broker-dealers and fixed income investors. Prior to joining PNMAC, from November 1999 to April 2008, Mr. Fartaj was employed in a variety of positions at Countrywide Securities Corporation, including managing the strategy and execution of the whole loan conduit. Mr. Fartaj is an experienced mortgage banking executive with substantial experience in capital markets, mortgage-related investments, and interest rate and credit risk management.

Jeffrey P. Grogin. Mr. Grogin has been our Senior Managing Director and Chief Enterprise Operations Officer since July 2019. Prior thereto, he served as the senior managing director and chief administrative officer from February 2018 to June 2019. Mr. Grogin served as our senior managing director and chief administrative and legal officer from February 2016 to February 2018 and, prior thereto, as our chief administrative and legal officer and assistant secretary from March 2015 to February 2016. Mr. Grogin also has served in a variety of similar executive positions at PNMAC since April 2008. Mr. Grogin is responsible for regulatory relations, all aspects of human resources, social media administration, corporate training and learning functions, facilities, legal, strategic planning, business continuity, and procurement and vendor relations. Prior to joining PNMAC, Mr. Grogin was a founding and managing partner of Samaha Grogin, LLP, a law firm representing local, national and international clients in specialized litigation and complex transactional matters. He also was an associate at Gibson, Dunn & Crutcher, where he worked on mergers and acquisitions, securities, and mortgage banking-related matters. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, regulatory matters, mergers and acquisitions, securities, and mortgage banking law.

Doug Jones. Mr. Jones has been our Senior Managing Director and Chief Mortgage Banking Officer since January 2017 and the president of our Servicer since March 2017. Prior thereto, he served as our senior managing director and chief institutional mortgage banking officer from February 2016 through December 2016, as our chief institutional mortgage banking officer from February 2015 to February 2016 and as our chief correspondent lending officer from August 2011 to February 2015. Mr. Jones also has served in a variety of similar executive positions at PNMAC since June 2011. Mr. Jones is responsible for all business activities relating to our loan production and loan servicing

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EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

operations. Prior to joining PNMAC, Mr. Jones worked in several executive positions, including senior managing director, correspondent lending, at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent production and warehouse lending businesses.

David M. Walker. Mr. Walker has been our Senior Managing Director and Chief Risk Officer since February 2016. Prior thereto, he served as our chief risk officer from July 2015 to February 2016, as our chief credit and enterprise risk officer from May 2013 to July 2015, and as our chief credit officer from the time of our formation in May 2009 to May 2013. Mr. Walker also has served in a variety of similar executive positions at PNMAC since January 2008. Mr. Walker is responsible for enterprise risk management, credit risk management, mortgage compliance management and internal audit. From June 2002 to April 2007, Mr. Walker served in a variety of executive positions at Countrywide Bank, N.A., including chief credit officer and chief lending officer. From October 1992 to June 2002, Mr. Walker served in a variety of executive positions at Countrywide, including executive vice president of secondary marketing and managing director and chief credit officer. Mr. Walker is a seasoned financial services executive with significant experience in credit risk management.

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REPORT OF THE COMPENSATION COMMITTEE

Report of the Compensation Committee

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Trustees include the Compensation Discussion and Analysis in this Proxy Statement and our 2019 Annual Report on Form 10-K.

The Compensation Committee

Frank P. Willey, Chair

Nancy McAllister

Stacey D. Stewart

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis provides a detailed description of our executive compensation program and policies, the material compensation decisions made under such program and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This narrative discussion should be read together with the compensation tables and related disclosures set forth below.

2019 Named Executive Officers

Our “named executive officers,” consisting of our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executives during Fiscal 2019, were:

•	Stanford L. Kurland, Executive Chairman of the Board of Trustees;

•	David A. Spector, Trustee, President and Chief Executive Officer;

•	Doug Jones, Senior Managing Director and Chief Mortgage Banking Officer;

•	Vandad Fartaj, Senior Managing Director and Chief Investment Officer; and

•	Andrew S. Chang, Senior Managing Director and Chief Financial Officer.

Executive Summary of 2019 Compensation

Although our named executive officers are generally compensated by their employer, PNMAC, our Compensation Committee has granted, and may continue to grant, from time to time, equity-based awards designed to align the interests of employees of PNMAC who provide services to us with those of our shareholders, by allowing such employees, including our named executive officers, an opportunity to share in the creation of value for our shareholders through capital appreciation and dividends. Currently, these equity-based awards are in the form of performance-based restricted share units, or PSUs, and restricted share units, or RSUs, and are granted by our Compensation Committee in its discretion under our 2019 Plan. In order to ensure that our executive compensation program remains generally consistent with market practices and focuses on long-term performance, in Fiscal 2016, we began granting PSUs that vest only upon our Company’s satisfaction of performance measures tied to return on equity. We continued the practice of granting PSUs during Fiscal 2019.

PSU and RSU awards granted to our named executive officers are designed to align their interests with those of our shareholders by providing each named executive officer providing services to us through PNMAC with an ownership or ownership-based interest in our Company and a stake in our long-term success. Our PSU and RSU awards are also designed to further motivate our named executive officers to achieve high Company and individual performance and reward them for such performance through a long-term incentive

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COMPENSATION DISCUSSION AND ANALYSIS

structure that does not encourage excessive risk taking. We also believe that providing equity compensation to our named executive officers is appropriate given the risks and liability they undertake as named executive officers of a public company. We believe that our executive compensation program objectives have resulted in decisions regarding executive compensation that have appropriately encouraged growth in our businesses and the achievement of financial goals without excessive risk taking, thus benefiting our shareholders and generating long-term shareholder value.

2019 Say-on-Pay Vote and Engagement with Shareholders

During Fiscal 2019, we significantly enhanced the disclosure in our 2019 proxy statement and made significant enhancements to our disclosure of compensation paid to our named executive officers, including the disclosure of an estimate of the management fee allocated to the compensation of our named executive officers.

At our 2019 annual meeting, approximately 88% of votes cast by our shareholders supported our say-on-pay advisory vote on executive compensation. In response to the 2019 say-on-pay advisory vote, our Compensation Committee and our full Board discussed such results, and agreed that we would continue to provide enhanced disclosure regarding the compensation paid to our named executive officers by not only our Manager but also PNMAC, which includes our Manager, our Servicer and their affiliates.

Shareholder outreach and solicitation of feedback continues to be an important component of our investor relations philosophy, and throughout 2019 we continued to maintain a regular dialogue with our shareholders. We engaged in conversations and meetings, including sell-side conferences, non-deal road shows and in-person or telephonic one-on-one meetings with our shareholder base, and continued to solicit their feedback regarding our governance framework and our executive compensation program.

As a result of engagement with shareholders and our reaction to their views in prior years, we established a number of compensation disclosure and governance best practices, including the following:

•

We provide enhanced disclosures set forth in the Compensation Discussion and Analysis section of this Proxy Statement regarding the executive compensation paid to our named executive officers by PNMAC;

•

We maintain a clawback policy regarding recoupment of incentive compensation that applies to all of our named executive officers and any other officer whose title is senior managing director and higher;

•	Our amended and restated bylaws provide for a majority voting standard in uncontested trustee elections with a plurality carve-out for contested trustee elections;

•	Our corporate governance guidelines provide for the resignation of any trustee who fails to receive a majority vote in an uncontested election; and

•

Our shareholders who have held at least 1% of our outstanding common shares for a period of at least one year have the right to submit a proposal to shareholders to amend our Company’s bylaws. In order to pass, any such proposal must be approved by the affirmative vote of a majority of all votes entitled to be cast on a matter pursuant to such proposal.

Compensation Decisions Made in 2020

•

In response to feedback from proxy advisory firms regarding the design of our PSU program, the Compensation Committee has engaged in robust discussions regarding the use of a secondary performance measure in determining PSU payout. Currently, our Compensation Committee is consulting with Pearl Meyer and analyzing the peer group that we intend to use. Identifying an appropriate peer group has been difficult to ascertain, particularly in light of the impact of COVID-19 on the current market environment generally and the REIT sector specifically. Once an appropriate peer group has been determined, we intend to implement a secondary performance measure relative to such peer group that we believe will further strengthen the alignment of our executive pay and performance.

Executive Compensation Paid by PNMAC

We utilize an external management structure and have limited employees of our own; therefore, the management of our business and execution of our operations is performed on our behalf by our Manager, our Servicer and their affiliates pursuant to a management agreement and other related party agreements. This external management structure allows us to operate with more limited infrastructure, which reduces overhead costs and provides predictability regarding the operating expenses required to run our business. Through PNMAC, we have access to greater infrastructure and resources than we might otherwise have if we were to internalize operations. Pursuant to the

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COMPENSATION DISCUSSION AND ANALYSIS

terms of our management agreement, our Manager earns a base management fee equal to the sum of (a) 1.5% per year of shareholders’ equity up to $2 billion, (b) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (c) 1.25% per year of shareholders’ equity in excess of $5 billion. Our Manager may also earn a performance incentive fee, both quarterly and in arrears, equal to: (a) 10% of the amount by which net income attributable to common shares of beneficial interest for the quarter exceeds (i) an 8% return on equity plus the high watermark (as defined under the heading “Management Agreement” in the “Certain Relationships and Related Transactions” section in this Proxy Statement), up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark. Our Manager earned approximately $29.3 million in base management fees and $7.2 million in performance incentive fees in Fiscal 2019 in connection with work performed under our management agreement.

Our executive officers are employed by PNMAC and, therefore, receive compensation from PNMAC. While PNMAC may use a portion of our management fee to compensate its executive officers, we do not specifically allocate any portion of the management fee to such compensation and the management agreement does not require any such allocation related to PNMAC’s compensation arrangements with our named executive officers.

The following information relating to these compensation arrangements have been provided to us by PNMAC.

PNMAC’s Executive Compensation Objectives and Philosophy

PNMAC, through its executive compensation program, seeks to:

•	Create a pay-for-performance culture that rewards its executives for high company and individual performance;

•	Align the interests of its executives with those of its stockholders;

•	Facilitate the attraction, motivation and retention of highly talented executive leaders who will be crucial to its long-term success and ultimate sustainability;

•	Encourage its executives to focus on the achievement of PFSI’s annual and long-term business goals; and

•	Appropriately compensate its executives who also provide support of our company in PNMAC’s role as our external manager, loan servicer and other service provider.

PNMAC aims to position the total compensation of its named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which PNMAC competes for executive talent.

PNMAC’s 2019 Executive Compensation Decisions

In setting compensation for its executives, including our named executive officers, PNMAC takes into consideration a number of factors in determining the total compensation payable to its employees including the type, scope and level of responsibility of the executive, competitive market dynamics, and the individual contributions made by the executive to the success of PNMAC. In making its determinations regarding compensation arrangements with our named executive officers, PNMAC does not take into account the amount of the management fee we pay to our Manager. This is because a whole team of professionals at our Manager, our Servicer and their affiliates (including our named executive officers) supports our Company and these professionals not only support our management efforts, but also work on activities for us that are unrelated to the management agreement (e.g., mortgage loan servicing and mortgage loan fulfillment), as well as a broad range of other activities unrelated to us entirely. Many of these activities are for PNMAC’s own account or the accounts of other third party stakeholders.

To put this into context, the base management fees and performance incentive fees paid by us to our Manager represented approximately 2.5% of the $1.5 billion in total net revenues of our Manager and its affiliates during Fiscal 2019. No portion of such fees was directly allocated to the compensation paid by PNMAC to any of our named executive officers.

Furthermore, we do not believe that base management fees and performance incentive fees as a percentage of PNMAC’s total net revenues is an accurate or appropriate reflection of the portion of total compensation paid by PNMAC to our named executive officers that is attributable to the services they provide our Company under the management agreement. Based on that approach and using the same percentage, however, we estimate that approximately $991,875, or 2.5%, of the $39.7 million of total compensation paid by PNMAC to our named executive officers during Fiscal 2019 could be deemed attributable to such services. Of the total compensation paid to our

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COMPENSATION DISCUSSION AND ANALYSIS

Chief Executive Officer by PNMAC in Fiscal 2019, we estimate that approximately 9% was fixed (e.g., annual base salary) and approximately 91% was variable or incentive pay (e.g., bonus and equity awards). Of the total compensation paid to our other named executive officers by PNMAC in Fiscal 2019, we estimate that approximately 7% was fixed (e.g., annual base salary) and approximately 93% was variable or incentive pay (e.g., bonus and equity awards).

Annual Performance-Based Cash Incentives Paid by PNMAC

The annual performance-based cash incentives paid to our named executive officers by PNMAC are based on the achievement of actual earnings per share, or EPS, and pretax income as compared to EPS and pretax income targets set at the beginning of each year as well as the individual performance of each named executive officer. PNMAC believes that EPS and pretax income are appropriate measures for annual performance-based cash incentives because they provide our named executive officers with an incentive to achieve favorable current results, while also producing sustainable long-term stockholder value for PFSI. In setting EPS and pretax income targets, PNMAC considers PFSI’s current and historical performance, the performance of companies in industries in which it competes, and current and anticipated market conditions.

Actual performance-based cash incentives are determined based on actual EPS and pretax income achieved relative to targets for EPS and pretax income, as well as target bonus amounts set for each named executive officer; however, adjustments to such amounts are sometimes made by the PFSI Compensation Committee based on market factors, the named executive officer’s individual performance as compared to such named executive officer’s key performance indicators, and the named executive officer’s contribution to the execution of certain strategic initiatives during the fiscal year.

The following additional factors related to management’s execution of certain strategic objectives were considered by PNMAC in determining and approving final performance-based cash incentives for the named executive officers: (1) the completion of a multi-year initiative to develop a proprietary, work flow-driven servicing system, (2) the initiation of a cash dividend, (3) the implementation of initiatives to drive operational efficiency and reduce costs, (4) the development of more granular pricing and margin management systems, (5) the identification and launch of new mortgage products, and (6) the refinement of customer facing portals to enhance loan officer and broker productivity.

Based on the overall assessment of these factors and recommendations made by the Executive Chairman, the PFSI Compensation Committee approved the annual performance-based cash incentive amounts for Messrs. Spector, Jones, Fartaj and Chang. The PFSI Compensation Committee then reviewed and approved its management’s recommendation regarding annual performance-based cash incentive amounts. Based on the factors above, the PFSI Compensation Committee also approved the annual performance-based cash incentive paid to Mr. Kurland.

Long-Term Equity Awards Granted by PNMAC

In determining the equity awards granted to our named executive officers by PNMAC in Fiscal 2019, the PFSI Compensation Committee considered, among other factors, the recommendations of its management and various reports provided by its independent compensation consultant. The PFSI Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2019 grants; (iii) the value of share grants to the named executive officers providing comparable services at PFSI’s industry and sector peers; (iv) the anticipated contribution by the named executive officer in future fiscal years, taking into account the role, responsibility and scope of each position and the PFSI Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) PFSI’s financial and operating performance in the past year and PFSI’s perceived future prospects; and (vi) general market practices. The PFSI Compensation Committee considered those multiple factors in determining whether to increase or decrease the target amounts from the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the sole discretion of the PFSI Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation Paid to our Named Executive Officers by PNMAC (1)

The following table presents compensation paid to our named executive officers by PNMAC during Fiscal 2019 utilizing the methodology required by the SEC to report compensation in the “Summary Compensation Table.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Stock Awards ($)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)
Stanford L. Kurland Executive Chairman of the Board of Directors	2019	900,000	10,212,000	2,966,283	930,057	62,454	15,070,795
David A. Spector President and Chief Executive Officer	2019	900,000	7,155,000	1,526,128	478,512	64,617	10,124,258
Doug Jones Senior Managing Director and Chief Mortgage Banking Officer	2019	550,000	4,340,000	763,053	239,256	269,130	6,161,439
Vandad Fartaj Senior Managing Director and Chief Investment Officer	2019	350,000	2,699,000	618,725	193,999	345,096	4,206,820
Andrew S. Chang Senior Managing Director and Chief Financial Officer	2019	325,000	2,699,000	612,606	192,084	283,860	4,112,550
(1)

For complete information regarding the executive compensation paid to our named executive officers by PNMAC, shareholders should refer to the “2019 Summary Compensation Table” contained in the Definitive Proxy Statement of PennyMac Financial Services, Inc., which was filed with the SEC on April 3, 2020. Information in this table reflects any compensation paid by PNMAC to our named executive officers, not just that attributable to their work on our behalf.

(2)

For Fiscal 2019, the amounts also include additional discretionary cash payments for the Company’s exceptional financial performance during the fiscal year in the following amounts: $1,712,000 to Mr. Kurland, $755,000 to Mr. Spector, $340,000 to Mr. Jones, $299,000 to Mr. Fartaj, and $299,000 to Mr. Chang.

(3)

Includes the grant date fair value of restricted share units and performance share units awarded by us to Messrs. Jones, Fartaj and Chang during Fiscal 2019, consistent with PFSI’s compensation program and philosophy, and recorded by PNMAC as a portion of its compensation expense.

2019 Compensation Program Overview

During Fiscal 2019, we did not have employment agreements with our named executive officers. We also did not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. However, all unvested RSUs and PSUs we have granted under our 2019 Plan and/or our 2009 Equity Incentive Plan, or the 2009 Plan, will vest immediately upon a termination of services other than for cause or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). We utilized long-term incentive compensation in the form of equity-based awards, which we issue under our 2019 Plan as described herein.

Cash Compensation

We do not pay any cash compensation to our named executive officers or to any other employees of PNMAC who support our business. Our named executive officers and other personnel who conduct our business are employees of PNMAC and, therefore, PNMAC is responsible for all such cash compensation and for making decisions relating thereto based on such factors as it determines appropriate.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our 2019 Plan, grant our named executive officers certain equity-based awards, including PSUs, RSUs and other awards based on our shares. These awards are designed to align the interests of our Manager and employees of PNMAC who provide services to us with those of our shareholders, by allowing such individuals to share in the creation of value for our shareholders through capital appreciation and dividends. These awards provide a further benefit to us by enabling PNMAC to attract, motivate and retain talented individuals who are willing to undertake the risks and liability associated with serving as executive officers of a public company. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our Company.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our taxable income to shareholders as dividends. As a result, we believe that our shareholders are principally interested in receiving attractive risk-adjusted dividends and growth in book value. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe

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COMPENSATION DISCUSSION AND ANALYSIS

that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and book value growth. Additionally, we believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be incented to grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our long-term performance and promote growth in book value.

Compensation Decisions Made in Fiscal 2019

On February 12, 2019, after consideration of our performance in light of the qualitative and quantitative performance measures set forth below and after consultation with senior management of PNMAC, our Compensation Committee approved the grant of 79,429 PSUs and 64,985 RSUs under the 2009 Plan to employees of PNMAC who provide services to us under our management agreement and other related party agreements, including our named executive officers.

The Compensation Committee considers many material factors, including (1) the results of the annual say on pay vote regarding the executive compensation of our named executive officers during the prior fiscal year; (2) our Executive Chairman’s evaluation of the named executive officer’s performance in the preceding fiscal year; (3) the anticipated contribution by the named executive officer in the upcoming fiscal year, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (4) the extent to which the long-term equity award grant value is within (or outside) a certain range of percentile levels for long-term equity award grants for comparable positions at our industry and sector peers (and whether it is at the lower or upper end of such range); (5) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); (6) the compensation earned by or granted to the named executive officers from PNMAC, as well as the combined value of compensation earned from or granted by PNMAC and our Company relative to peer compensation; (7) the value and potential value for the named executive officer of the other elements of our Company’s compensation program; (8) recommendations of PNMAC and various reports provided by our independent compensation consultants; (9) our financial and operating performance in the past year and perceived future prospects; and (10) general market practices.

The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The equity award amounts granted to our named executive officers were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

2019 Performance-Based Restricted Share Unit Grants

Approximately 55% of the long-term equity incentive awards granted to our named executive officers was in the form of PSUs. During Fiscal 2019, our named executive officers were granted PSUs under our 2009 Plan in the following amounts:

Name	Target Number of PSUs	Grant Date Fair Value(1)
Stanford L. Kurland	29,254	$600,585
David A. Spector	20,038	$411,380
Doug Jones	6,697	$137,489
Vandad Fartaj	8,037	$165,000
Andrew S. Chang	6,697	$137,489
(1)

The PSUs awarded to Messrs. Jones, Fartaj and Chang are also included as “All Other Compensation” in the “2019 Compensation Paid to our Named Executive Officers by PNMAC” table contained in this Proxy Statement.

With respect to the PSUs granted during Fiscal 2019 to our named executive officers, the performance measurement periods are the 2019, 2020 and 2021 fiscal years. Payout opportunity for these PSUs exists annually and cumulatively up to a maximum of 150% in any given year; provided, however, that we have satisfied the relevant performance goals and the named executive officer is providing services to our Company or an affiliate as of the relevant date. Additional details regarding the threshold, target and maximum payouts for the PSUs is provided in the “2019 Grants of Plan-Based Awards Table” included in this Proxy Statement.

Pursuant to our PSU award agreement, upon an executive officer’s termination of service other than for cause, or due to the executive officer’s death or permanent disability, or upon the termination of the management agreement between us and our Manager other than for cause (as defined in our management agreement), any PSU not previously vested shall become fully vested and free of any transfer

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COMPENSATION DISCUSSION AND ANALYSIS

restrictions and any performance conditions imposed with respect to such PSU shall be deemed to be fully achieved. Upon a termination of service for any other reason, a PSU is generally subject to forfeiture. In addition, pursuant to the PSU award agreement, in the event of a change in control, any PSU not previously vested shall become fully vested and free of transfer restrictions only if the executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our shares cease to be publicly traded on an established securities market in connection with such change in control, then any PSUs not previously vested shall become fully vested irrespective of any such termination of service.

Performance Measures for 2019 Performance-Based Restricted Share Unit Grants

The 2019 PSUs that vest, if any, will be settled in common shares following the end of each performance period based on pre-tax return on equity, or ROE, which is defined as our net income attributable to common shareholders for a fiscal year divided by average common shareholders’ equity.

A summary of the performance goals for our outstanding PSUs granted to our named executive officers in 2019 is provided below:

2019 PSUs
Component	Comments	Target	% of Total
Pre-Tax Return on Equity

Return on equity (ROE) is the amount of net income attributable to common shareholders expressed as a percentage of common shareholders’ average equity. ROE = Net Income attributable to common shareholders for a fiscal year ÷ Average Common Shareholders’ Equity. The performance measurement periods are 2019, 2020 and 2021. ROE payout opportunity exists annually and cumulatively. An 8% ROE generates a 50% payout and a 12% ROE generates a 150% payout with a linear progression between those two endpoints. If ROE in year 1 or year 2 is less than 10% and cumulative ROE in years 1 and 2 is greater than 16%, or in years 1-3 is greater than 24%, cumulative ROE over the applicable 2 or 3 year period may be utilized to determine the award. The annual award is the greater of the amount determined under the annual approach or the cumulative approach. The cumulative approach may only be applied once during the three years. There is no lookback to a year that generated a payout greater than or equal to 100%.

		10% cumulative, annualized ROE	100%

See the “2019 Grants of Plan-Based Awards” Table for more information regarding the PSUs granted to our named executive officers in 2019.

Performance Measures for 2020 Performance-Based Restricted Share Unit Grants

In response to feedback from proxy advisory firms regarding the design of our PSU program, the Compensation Committee has engaged in robust discussions regarding the use of a secondary performance measure in determining PSU payout. Currently, our Compensation Committee is consulting with Pearl Meyer and analyzing the peer group that we intend to use. Identifying an appropriate peer group has been difficult to ascertain, particularly in light of the impact of COVID-19 on the current market environment generally and the REIT sector specifically. Once an appropriate peer group has been determined, we intend to implement a secondary performance measure relative to such peer group that we believe will further strengthen the alignment of our executive pay and performance.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Time-Based Restricted Share Unit Grants

Approximately 45% of the long-term equity incentive awards granted to our named executive officers was in the form of time-based RSUs. During Fiscal 2019, our named executive officers were granted RSUs under our 2009 Plan in the following amounts:

Name	Number of RSUs	Grant Date Fair Value(1)
Stanford L. Kurland	23,935	$491,386
David A. Spector	16,395	$336,589
Doug Jones	5,479	$112,484
Vandad Fartaj	6,575	$134,985
Andrew S. Chang	5,479	$112,484
(1)

The RSUs awarded to Messrs. Jones, Fartaj and Chang are also included as “All Other Compensation” in the “2019 Compensation Paid to our Named Executive Officers by PNMAC” table contained in this Proxy Statement.

Subject to continued service through each vesting date, the RSUs granted to our named executive officers in Fiscal 2019 generally vest ratably over a three-year period beginning on the one-year anniversary of the grant date (or such other date as determined by the Committee) and entitle the recipients thereof to receive dividend equivalents during the vesting period.

Pursuant to our RSU award agreement, upon an executive officer’s termination of service other than for cause, or due to the executive officer’s death or permanent disability, or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement), any RSU not previously vested shall become fully vested and free of any transfer restrictions. Upon a termination of service for any other reason, an RSU is generally subject to forfeiture. In addition, pursuant to our RSU award agreement, in the event of a change in control, any RSU not previously vested shall become fully vested if the executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our shares cease to be publicly traded on an established securities market in connection with such change in control, then any RSUs not previously vested shall become fully vested irrespective of any such termination of service.

Executive Compensation Decision Making Process

Role of the Compensation Committee. The Compensation Committee has overall responsibility for establishing the level of equity-based compensation for employees of PNMAC, including our named executive officers who provide services to us under our management agreement and other related party agreements. Members of the Compensation Committee are appointed by the Board. Currently, the Compensation Committee consists of three members of the Board, Mr. Willey and Mmes. McAllister and Stewart, none of whom serve as our executive officers. Each of Mr. Willey and Mmes. McAllister and Stewart qualifies as an independent trustee under the rules of the NYSE. See the section entitled “CORPORATE GOVERNANCE—Committees of the Board of Trustees.” Each year, the Compensation Committee consults with PNMAC when determining the level of equity-based compensation for employees of PNMAC, including our named executive officers who provide services to us under our management agreement and other related party agreements. At the Compensation Committee’s request, our Executive Chairman and our President and Chief Executive Officer provide input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers. The Compensation Committee gives considerable weight to their evaluation of the other named executive officers because of their direct knowledge of each such officer’s performance and contributions.

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. Pursuant to such authority, the Compensation Committee utilized Pearl Meyer & Partners, or Pearl Meyer, as its independent compensation consultant during Fiscal 2019. Pearl Meyer provided the following services to the Compensation Committee in Fiscal 2019:

•	Attended Compensation Committee meetings and prepared certain meeting materials in connection with such meetings;

•	Reviewed our peer group for executive compensation purposes for the 2020 fiscal year and provided recommendations for changes to such peer group;

•	Evaluated the competitive positioning of our named executive officers’ long-term incentive compensation relative to our peer companies to support decision-making for the 2020 fiscal year;

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COMPENSATION DISCUSSION AND ANALYSIS

•	Advised on target award levels within the long-term incentive program and, as needed, on actual compensation actions for the 2020 fiscal year;

•	Conducted a review of the competitive market data (including long-term incentive targets) for our named executive officers;

•	Assessed our executive compensation peer group and recommended changes as necessary;

•	Assessed compensation levels within our peer group for named executive officers and other executive officers;

•	Reviewed historical financial performance for peer group companies under metrics used in our long-term incentive plan;

•	Provided market research on various issues as requested by the Compensation Committee;

•	Prepared materials for and participated in Compensation Committee meetings, as requested;

•	Consulted with our Compensation Committee regarding compensation strategy, internal communications related to equity compensation and compensation best practices;

•	Assisted in compensation plan designs and modifications, as requested, including advising on the proposed 2020 Plan;

•	Assessed whether our compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us; and

•	Assisted with the preparation of this Compensation Discussion and Analysis for this Proxy Statement.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. Under rules promulgated by the SEC, the Compensation Committee must determine, after taking into account six independence-related factors, whether any work completed by a compensation consultant raised any conflict of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by the compensation consultant; (2) what percentage of the compensation consultant’s total revenue is made up of fees from us; (3) policies or procedures of the compensation consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any of our common shares owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the compensation consultant or the individual consultants involved in the engagement. For Fiscal 2019, the Compensation Committee did not identify any conflict of interest with respect to Pearl Meyer.

Peer Group and Benchmarking

The Use of Peer Group and Competitive Market Data. On an annual basis, we engage in a comprehensive review of our peer companies with our independent compensation consultant. To assist in decision making regarding our compensation and benefits program, our management and the Compensation Committee review competitive market data from a “peer group” of publicly traded companies in specific industries in which we compete for executive talent, among other factors. The market data reviewed includes peer proxy data of companies similar in industry, size, structure, scope and sophistication. Proxy data was gathered from proxy statements and other publicly filed documents.

How We Establish our Peer Group. The Compensation Committee updated its peer group used for evaluating Fiscal 2019 compensation decisions based on objective criteria as presented in the table below:

Objective Criteria Considered	Fiscal 2019 Peer Group

•  Companies in the mortgage REIT industry

•  Companies with market capitalizations within a reasonable range

•  Companies with net income within a reasonable range

•  Companies with revenue within a reasonable range

•  Competitors for executive talent

•  Companies of comparable scope and complexity

•  Competitors for equity investor capital

•  Companies that identify us as their direct peer

•  Companies with similar pay practices

•  AG Mortgage Investment Trust, Inc.

•  ARMOUR Residential REIT, Inc.

•  Capstead Mortgage Corporation

•  Chimera Investment Corporation

•  Invesco Mortgage Capital Inc.

•  iStar Inc.

•  Ladder Capital Corp.

•  MFA Financial, Inc.

•  New Residential Investment Corp.

•  New York Mortgage Trust

•  Redwood Trust, Inc.

•  Starwood Property Trust, Inc.

•  Two Harbors Investment Corp.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that this revised peer group better reflects our competitors in the industry that currently conduct similar businesses and have comparable scales of operations.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong financial and individual performance. Company performance objectives are based on our overall performance rather than on only a few discrete performance measures related to a particular aspect of our business activities. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices.

Our Compensation Committee believes that its compensation policies and practices for our named executive officers do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation program and policies that assist in mitigating excessive risk taking that could harm the value of our business or reward poor judgment by our executive officers.

In that regard, the Compensation Committee requested assistance from our independent compensation consultants in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our business.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk taking which include, but are not limited to, the following:

•	The compensation to our named executive officers consists solely of long-term equity awards in the form of PSUs and RSUs;

•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers;

•

Incentive compensation paid to named executive officers and other senior managers is subject to clawback upon a material accounting restatement as a result of erroneous data in our financial statements;

•	Our named executive officers are subject to share ownership guidelines that require a certain minimum level of share ownership; and

•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

Executive Share Ownership Guidelines

Our executive share ownership guidelines, which are approved by our Compensation Committee, are intended to further the objective of aligning the interests of our executive officers with those of our shareholders. These share ownership guidelines provide that our NEOs and other executive officers should accumulate a minimum number of shares over a specified time frame.

A summary of the share ownership guidelines are set forth in the following table:

Executive Officer Title	Share Ownership Guideline	Compliant
Executive Chairman of the Board of Trustees	$2,000,000	✓
President and Chief Executive Officer	$2,000,000	✓
Other Executive Officers	$500,000	✓

For purposes of the guidelines, share ownership includes common shares owned directly and RSUs. The types and amounts of share-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executive officers to allow them to meet the share ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of share ownership within five years of becoming subject to such guidelines. Each of our executive officers is in compliance with our share ownership guidelines. The Compensation Committee will annually review each executive officer’s compliance with or progress toward meeting the share ownership guidelines.

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COMPENSATION DISCUSSION AND ANALYSIS

Clawback Provisions

During 2018, we adopted a policy regarding the recoupment of incentive compensation which provides that if we issue a material accounting restatement as a result of erroneous data in our financial statements, our Board or an authorized Board committee will have the authority, in its sole discretion, to recover any incentive compensation that (i) is received by any named executive officer or any other officer whose title is senior managing director or higher during the two fiscal years immediately preceding the date of such accounting restatement issuance, and (ii) that exceeds the amount that would have been paid to such individuals under the accounting restatement, calculated on a pre-tax basis.

Trading Controls and Anti-Pledging and Anti-Hedging Policies

Our named executive officers and trustees are required to obtain preclearance prior to entering into any transaction involving company securities. Trading is generally permitted only during open trading windows. Any such individuals who are subject to trading restrictions may enter into trading plans under Rule 10b5-1 of the Exchange Act, but these trading plans may be entered into only during an open trading window and must be pre-approved as well.

We also prohibit our named executive officers, trustees and other employees from pledging any company securities or entering into margin accounts involving company securities. We prohibit these transactions because of the potential that sales of company securities could occur outside trading periods and without the required pre-clearance approval.

In addition, our named executive officers, trustees and other employees are prohibited from entering into hedging transactions involving company securities.

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COMPENSATION TABLES

Compensation Tables

2019 Summary Compensation Table*

We do not provide any of our named executive officers with any cash compensation or bonus, nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

During Fiscal 2019, our named executive officers were granted long-term equity compensation in the form of RSUs and PSUs pursuant to our 2009 Plan. The “2019 Summary Compensation Table” below summarizes the annual compensation received by our named executive officers during Fiscal 2019, Fiscal 2018 and Fiscal 2017.

Name and Principal Position	Year	Stock Awards ($)(1)	Total ($)

Stanford L. Kurland Executive Chairman of the Board of Trustees	2019	1,091,971	1,091,971
	2018	1,091,967	1,091,967
	2017	1,091,991	1,091,991

David A. Spector President and Chief Executive Officer and Trustee	2019	747,969	747,969
	2018	747,988	747,988
	2017	747,988	747,988

Doug Jones Senior Managing Director and Chief Mortgage Banking Officer	2019	249,973	249,973
	2018	249,993	249,993
	2017	249,994	249,994

Vandad Fartaj Senior Managing Director and Chief Investment Officer	2019	299,985	299,985
	2018	249,993	249,993
	2017	249,994	249,994

Andrew S. Chang Senior Managing Director and Chief Financial Officer	2019	249,973	249,973
	2018	249,993	249,993
	2017	249,994	249,994

*

The columns for “Salary,” “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.

(1)

The amounts in this column represent the full grant date fair value, as determined in accordance with ASC 718, of the PSUs and/or RSUs granted to our named executive officers in Fiscal 2019, Fiscal 2018 and Fiscal 2017 pursuant to our 2009 Plan. For Fiscal 2019, the amount shown for PSUs is based on the probable outcome of the applicable performance conditions and includes PSUs awarded on February 12, 2019 in the amounts of 29,254 for Mr. Kurland, 20,038 for Mr. Spector, 8,037 for Mr. Fartaj, and 6,697 for each of Messrs. Jones and Chang. The aggregate value of the PSUs awarded on February 12, 2019, assuming that the highest level of performance conditions will be achieved, is $900,877 for Mr. Kurland, $617,070 for Mr. Spector, $247,489 for Mr. Fartaj, and $206,224 for each of Messrs. Jones and Chang. For more information on the assumptions used in our estimates of value, please refer to Note 26—Share-Based Compensation Plans in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 21, 2020.

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COMPENSATION TABLES

2019 Grants of Plan-Based Awards*

The following table provides information about plan-based awards granted under our 2009 Plan to our named executive officers in Fiscal 2019.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Equity Awards ($)(3)
		Threshold (#)	Target (#)	Maximum (#)

Stanford L. Kurland

RSU	02/12/19				23,935	491,386

PSU	02/12/19	14,627	29,254	43,881		600,585

David A. Spector

RSU	02/12/19				16,395	336,589

PSU	02/12/19	10,019	20,038	30,057		411,380

Doug Jones

RSU	02/12/19				5,479	112,484

PSU	02/12/19	3,348	6,697	10,045		137,489

Vandad Fartaj

RSU	02/12/19				6,575	134,985

PSU	02/12/19	4,018	8,037	12,055		165,000

Andrew S. Chang

RSU	02/12/19				5,479	112,484

PSU	02/12/19	3,348	6,697	10,045		137,489

*

The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options,” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.

(1)

Represents the potential payout range of PSUs granted in Fiscal 2019. Awards vest based on our ROE for the fiscal year that ended immediately before such vesting date. The combined maximum payout under the performance goals is 150% of the target award. If ROE for a fiscal year is less than the threshold ROE, no portion of the granted PSUs will become vested for such fiscal year. In addition to the performance conditions, the named executive officers must satisfy a service condition in order for the award to vest.

(2)

Reflects the number of RSUs granted to the named executive officer on February 12, 2019. These RSUs vest in equal annual installments for a three-year period commencing on the one-year anniversary of the grant date.

(3)

The grant date fair value of an RSU shown in this column is determined in accordance with ASC 718.The amounts reported in this column with respect to PSUs are based on the probable outcome of the applicable performance conditions.

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COMPENSATION TABLES

2019 Outstanding Equity Awards at Fiscal Year-End*

The following table provides information about outstanding equity awards held by our named executive officers as of the end of Fiscal 2019.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock Granted That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock Granted That Have Not Vested ($)(2)	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)

Stanford L. Kurland	02/12/2019	23,935	533,511

	02/12/2019			29,254	(3)	326,036

	03/12/2018	18,582	414,193

	03/12/2018			22,711	(4)	253,114

	02/23/2017	9,613	214,274

	02/23/2017			11,749	(5)	130,943

David A. Spector	02/12/2019	16,395	365,445

	02/12/2019			20,038	(3)	223,324

	03/12/2018	12,728	283,707

	03/12/2018			15,557	(4)	173,383

	02/23/2017	6,585	146,780

	02/23/2017			8,048	(5)	89,695

Doug Jones	02/12/2019	5,479	122,127

	02/12/2019			6,697	(3)	74,638

	03/12/2018	4,254	94,822

	03/12/2018			5,200	(4)	57,954

	02/23/2017	2,201	49,060

	02/23/2017			2,690	(5)	29,980

Vandad Fartaj	02/12/2019	6,575	146,557

	02/12/2019			8,037	(3)	89,572

	03/12/2018	4,254	94,822

	03/12/2018			5,200	(4)	57,954

	02/23/2017	2,201	49,060

	02/23/2017			2,690	(5)	29,980

	11/16/2015	2,393	53,340

Andrew S. Chang	02/12/2019	5,479	122,127

	02/12/2019			6,697	(3)	74,638

	03/12/2018	4,254	94,822

	03/12/2018			5,200	(4)	57,954

	02/23/2017	2,201	49,060

	02/23/2017			2,690	(5)	29,980
*

The columns for “Option Awards,” “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options—Exercisable,” “Number of Securities Underlying Unexercised Options—Unexercisable,” “Option Exercise Price,” and “Option Expiration Date” have been omitted because they are not applicable.

(1)

Reflects RSUs granted to each named executive officer, which units vest in equal annual installments for (a) a four-year period commencing January 1, 2017 for awards granted in Fiscal 2015, and (b) a three-year period commencing on the one-year anniversary of the respective grant date for awards granted in Fiscal 2016, Fiscal 2017, Fiscal 2018 and Fiscal 2019.

(2)	Per share value of stock awards is $22.29 based on the closing price of the common shares on the NYSE on December 31, 2019.
(3)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2021 and is described above under the heading “—Compensation Decisions Made in 2019.” Based on current performance levels, these PSUs are reported at the threshold payout level.

(4)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2020 and is described above under the heading “—Compensation Decisions Made in 2019.” Based on current performance levels, these PSUs are reported at the threshold payout level.

(5)

The indicated number of unearned units consists entirely of the PSUs with a performance period that ends on December 31, 2019 and is described above under the heading “—Compensation Decisions Made in 2019.” Based on current performance levels, these PSUs are reported at the threshold payout level.

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COMPENSATION TABLES

2019 Option Exercises and Stock Vested*

The following table sets forth certain information with respect to our named executive officers regarding the vesting of RSUs and PSUs during Fiscal 2019:

	Stock Awards(1)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Stanford L. Kurland	104,403	1,652,918

David A. Spector	71,534	1,132,615

Doug Jones	22,342	346,963

Vandad Fartaj	25,405	398,811

Andrew S. Chang	22,342	346,963
*	The columns for “Option Awards” have been omitted because they are not applicable.
(1)

Amounts reported in these columns consist of vested RSUs and PSUs. If the named executive officer sold a portion of the common shares acquired upon vesting of RSUs or PSUs to satisfy the tax obligation with respect to such vesting, the number of common shares acquired is less than the amount shown. The number of common shares acquired and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common shares to satisfy any tax obligations. The allocation of RSUs and PSUs is as follows.

	PSUs		RSUs

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)

Stanford L. Kurland	49,281	536,177	55,122	1,116,741

David A. Spector	33,757	367,276	37,777	765,339

Doug Jones	11,283	122,759	11,059	224,204

Vandad Fartaj	11,953	130,049	13,452	268,762

Andrew S. Chang	11,283	122,759	11,059	224,204
(1)

Amounts reported in this column represent PSU awards that vested on March 17, 2020 based on our return on equity (ROE) for the period of January 1, 2019 through December 31, 2019 as measured against the target performance goals set by the Compensation Committee of the Board when the PSU awards were granted in Fiscal 2017, Fiscal 2018 and Fiscal 2019. The payout percentages for the awards based on target achievement was 150%, 150% and 150% for the awards granted in Fiscal 2017, Fiscal 2018 and Fiscal 2019, respectively.

(2)

Amounts reported in this column represent RSU awards that vested on February 23, 2019, February 24, 2019 and March 12, 2019 for Messrs. Kurland, Spector, Jones, Fartaj and Chang and on January 1, 2019 for Mr. Fartaj.

(2)

The value realized on vesting is calculated by multiplying the number of common shares received upon vesting of RSUs and PSUs by the fair market value of our common shares on the respective vesting dates.

2019 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2019 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

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COMPENSATION TABLES

Potential Payments upon Termination of Employment or Change-in-Control

None of our named executive officers has the right to receive severance payments from us and we are not required to make payments to a named executive officer upon a change in control of us. However, all unvested RSUs and PSUs granted under our 2009 Plan and 2019 Plan will vest immediately upon a termination of service other than for cause or due to death or disability or upon the termination of our management agreement between us and our Manager other than for cause (as defined in our management agreement). In addition, in the event of a change in control, any unvested RSUs and PSUs shall become fully vested if the executive officer’s service is terminated by us (other than for cause) as a result of or in connection with such change in control; provided, however, that if our shares cease to be publicly traded on an established securities market in connection with such change in control, then any RSUs not previously vested shall become fully vested irrespective of any such termination of service. The term of our management agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement. Assuming that the triggering event took place on December 31, 2019, the value of the RSUs and PSUs that vest for each named executive officer would be the same as the respective values set forth in the table presented in the section entitled “2019 Outstanding Equity Awards at Fiscal Year-End.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent trustees: Mr. Willey, the chair of the Compensation Committee, and Mmes. McAllister and Stewart. None of them has ever served as an officer or employee for us or any of our affiliates or has any other business relationship or affiliation with us, except his or her service as a trustee. During Fiscal 2019, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a trustee or a member of our Compensation Committee.

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CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. David Spector, our President and Chief Executive Officer, or our CEO:

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $78,415; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $747,969.

Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 10 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

We determined that, as of December 31, 2019, our employee population consisted of one full-time, salaried individual, who is located in the United States. In determining whether a worker is an employee, we applied widely recognized employment and tax laws.

2.

In order to identify the median employee during Fiscal 2019, we reviewed the amount of salary, bonus, wages, overtime and other cash compensation of our employee as reflected in our payroll records. Our employee did not receive annual equity awards.

3.

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $78,415.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL III—ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal III—Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives shareholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. We currently present such proposals annually, and we expect the next proposal to be presented in 2020. At our 2019 annual meeting of shareholders, approximately 87.6% of the shareholders voting on our “say on pay” proposal voted for the proposal. We believe that this vote result was positively impacted by the increased transparency regarding the executive compensation paid to our executive officers by PNMAC, which includes our Manager, our Servicer and their affiliates. We believe that our shareholders’ ability to provide input with respect to our executive compensation practices and disclosure continues to be an important element of good corporate governance, and will continue to consider the results of our say-on-pay vote in making our compensation decisions.

OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any narrative discussion in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any annual base salaries or cash bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in generally attractive risk-adjusted returns and growing and book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and the achievement of high financial and individual performance. These awards provide a further benefit to us by enabling PNMAC, including our Manager, our Servicer and their affiliates, to attract, motivate and retain highly talented executive leaders who are incented to implement strategies that will enhance our long-term performance and promote growth in dividends and book value.

We encourage our shareholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described therein and above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Each of our executive officers is also an executive officer of PFSI and one or more of its subsidiaries, including our Manager and our Servicer, and each of our executive officers holds an ownership interest in PFSI. In addition, Messrs. Kurland and Spector serve on PFSI’s board of directors. This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us since January 1, 2019.

Management Agreement

We are externally managed and advised by our Manager pursuant to a management agreement, which was amended and restated effective September 12, 2016. Our management agreement requires our Manager to oversee our business affairs in conformity with the investment policies that are approved and monitored by our Board. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

Pursuant to our management agreement, our Manager collects a base management fee and may collect a performance incentive fee, both payable quarterly and in arrears. The management agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” Our “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of our equity securities since our inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); plus our retained earnings at the end of the quarter; less any amount that we pay for repurchases or redemptions of our common shares (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent trustees and approval by a majority of our independent trustees.

Pursuant to the terms of our management agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion and up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” on a rolling four-quarter basis and before deducting the incentive fee, exceeds certain levels of annualized return on our “equity.” For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to our common shareholders computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined after discussions between our Manager and our independent trustees and approval by a majority of our independent trustees. For this purpose, “equity” is the weighted average of the issue price per common share of all of our public offerings of common shares, multiplied by the weighted average number of common shares outstanding (including restricted share units issued under our equity incentive plans) in the four-quarter period.

The performance incentive fee is calculated quarterly and escalates as net income (stated as a percentage of return on equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on equity, plus or minus a “high watermark” adjustment. The performance fee payable for any quarter is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on equity plus the high watermark, up to (ii) a 12% return on equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on equity plus the high watermark, up to (ii) a 16% return on equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on equity plus the high watermark.

The “high watermark” is the quarterly adjustment that reflects the amount by which the net income (stated as a percentage of return on equity) in that quarter exceeds or falls short of the lesser of 8% and the Fannie Mae MBS Yield (the target yield) for such quarter. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for our Manager to earn a performance incentive fee is adjusted cumulatively based on the performance of our net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The performance incentive fee may be paid in cash or in our common shares (subject to a limit of no more than 50% paid in common shares), at our option.

Our Manager is entitled to reimbursement of its organizational and operating expenses, including third-party expenses, incurred on our behalf, it being understood that our Manager and its affiliates shall allocate a portion of their personnel’s time to provide certain legal, tax and investor relations services for our direct benefit and for which our Manager shall be reimbursed $120,000 per fiscal quarter, such amount to be reviewed annually and not preclude reimbursement for any other services performed by our Manager or its affiliates.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition, the Operating Partnership is required to pay our and our subsidiaries’ pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our and our subsidiaries’ operations. These expenses will be allocated based on the ratio of our and our subsidiaries’ proportion of gross assets compared to all remaining gross assets managed by our Manager as calculated at each fiscal quarter end.

Our Manager may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) our termination of our management agreement without cause, (2) our Manager’s termination of our management agreement upon a default by us in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our Manager’s termination of the agreement after the termination by us without cause (excluding a non-renewal) of our MBS agreement, our MSR recapture agreement or our servicing agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual (or, if the period is less than 24 months, annualized) performance incentive fee earned by our Manager during the 24-month period immediately preceding the date of termination.

We may terminate the management agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches by our Manager of the management agreement, upon a change in control of our Manager (defined to include a 50% change in the shareholding of our Manager in a single transaction or related series of transactions) or upon the termination of our MBS agreement, our MSR recapture agreement or our servicing agreement by our Servicer without cause.

Our management agreement also provides that, prior to the undertaking by our Manager or its affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which our Manager or its affiliates will earn a management, advisory, consulting or similar fee, our Manager shall present to us such new opportunity and the material terms on which our Manager proposes to provide services to us before pursuing such opportunity with third parties.

Our Manager earned approximately $29.3 million in base management fees and $7.2 million in performance incentive fees in Fiscal 2019 in connection with work performed under our management agreement.

Servicing Agreement

We have entered into a loan servicing agreement, which was amended and restated effective September 12, 2016, and pursuant to which our Servicer provides servicing for our portfolio of residential mortgage loans and subservicing for our portfolio of mortgage servicing rights, or MSRs. Such loan servicing and subservicing provided by our Servicer includes collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. Our Servicer also engages in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate acquired in settlement of loans, or REOs. The term of our servicing agreement expires on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fee rates for distressed whole mortgage loans are charged based on a monthly per-loan dollar amount, with the actual dollar amount for each loan based on the delinquency, bankruptcy and/or foreclosure status of such loan or whether the underlying mortgage property has become REO. The base servicing fee rates for distressed whole mortgage loans range from $30 per month for current loans up to $85 per month for loans where the borrower has declared bankruptcy. The base servicing fee rate for REO is $75 per month. To the extent that we rent our REO under our REO rental program, we pay our Servicer an REO rental fee of $30 per month per REO, an REO property lease renewal fee of $100 per lease renewal, and a property management fee in an amount equal to our Servicer’s cost if property management services and/or any related software costs are outsourced to a third-party property management firm or 9% of gross rental income if our Servicer provides property management services directly. Our Servicer is also entitled to retain any tenant paid application fees and late rent fees and seek reimbursement for certain third-party vendor fees.

Our Servicer is also entitled to certain activity-based fees for distressed whole mortgage loans that are charged based on the achievement of certain events. These fees range from $750 for a streamline modification to $1,750 for a liquidation and $500 for a deed-in-lieu of foreclosure. Our Servicer is not entitled to earn more than one liquidation fee, re-performance fee or modification fee per loan in any 18-month period.

The base servicing fee rates for non-distressed mortgage loans subserviced by our Servicer on our behalf are also calculated through a monthly per-loan dollar amount, with the actual dollar amount for each loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on our behalf are $7.50 per month for fixed-rate mortgage loans and $8.50 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, our

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Servicer is entitled to an additional servicing fee per mortgage loan falling within a range of $10 to $55 per month and based on the delinquency, bankruptcy and foreclosure status of the loan or $75 per month if the underlying mortgaged property becomes REO. Our Servicer is also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees.

In addition, because we have limited employees and infrastructure, our Servicer is required to provide a range of services and activities significantly greater in scope than the services provided in connection with a customary servicing arrangement. For these services, our Servicer receives a supplemental servicing fee of $25 per month for each distressed whole loan.

Except as otherwise provided in our MSR recapture agreement, when our Servicer effects a refinancing of a loan on our behalf and not through a third-party lender and the resulting loan is readily saleable, or our Servicer originates a loan to facilitate the disposition of the real estate acquired by us in settlement of a loan, our Servicer is entitled to receive from us market-based fees and compensation consistent with pricing and terms our Servicer offers unaffiliated third parties on a retail basis.

We currently participate in the Home Affordable Modification Program, or HAMP (or other similar mortgage loan modification programs). HAMP establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including mortgage loan servicers, for achieving modifications and successfully remaining in the program. The mortgage loan servicing agreement entitles our Servicer to retain any incentive payments made to it and to which it is entitled under HAMP; provided, however, that with respect to any such incentive payments paid to our Servicer in connection with a mortgage loan modification for which we previously paid our Servicer a modification fee, our Servicer is required to reimburse us an amount equal to the incentive payments.

Our Servicer continues to be entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses incurred by our Servicer in connection with the performance of its servicing obligations.

Our Servicer earned from us approximately $48.8 million in loan servicing fees in Fiscal 2019.

Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or MBS agreement, which was amended and restated effective September 12, 2016, our Servicer provides us with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by us from correspondent sellers.

Pursuant to the MBS agreement, our Servicer has agreed to provide such services exclusively for our benefit, and our Servicer and its affiliates are prohibited from providing such services for any other third party. However, such exclusivity and prohibition shall not apply, and certain other duties instead will be imposed upon our Servicer, if we are unable to purchase or finance mortgage loans as contemplated under our MBS agreement for any reason. The MBS agreement expires, unless terminated earlier in accordance with the terms of the agreement, on September 12, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans, our Servicer is entitled to a monthly fulfillment fee in an amount that shall equal (a) no greater than the product of (i) 0.35% and (ii) the aggregate initial unpaid principal balance, or the Initial UPB, of all mortgage loans purchased in such month, plus (b) in the case of all mortgage loans other than mortgage loans sold to or securitized through Fannie Mae or Freddie Mac, no greater than the product of (i) 0.50% and (ii) the aggregate Initial UPB of all such mortgage loans sold and securitized in such month; provided however, that no fulfillment fee shall be due or payable to our Servicer with respect to any Ginnie Mae mortgage loans. We do not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, under the MBS agreement, our Servicer currently purchases loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any kind from us at our cost less an administrative fee plus accrued interest and a sourcing fee ranging from two to three and one-half basis points, generally based on the average number of calendar days that mortgage loans are held by us prior to purchase by our Servicer.

In consideration for the mortgage banking services provided by our Servicer with respect to our acquisition of mortgage loans under our Servicer’s early purchase program, our Servicer is entitled to fees accruing (i) at a rate equal to $1,500 per year per early purchase facility administered by our Servicer, and (ii) in the amount of $35 for each mortgage loan that we acquire thereunder.

Notwithstanding any provision of the MBS agreement to the contrary, if it becomes reasonably necessary or advisable for our Servicer to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then we have generally agreed with our Servicer to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to our Servicer for the performance of such additional services.

Our Servicer earned approximately $160.6 million in fulfillment fees in Fiscal 2019 under our mortgage banking services agreement, and our Servicer paid to us approximately $14.4 million in sourcing fees in Fiscal 2019.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MSR Recapture Agreement

Pursuant to the terms of our MSR recapture agreement entered into by PMC with our Servicer and amended and restated effective September 12, 2016, if our Servicer refinances through its consumer direct lending business mortgage loans for which we previously held the MSRs, our Servicer is generally required to transfer and convey to PMC cash in an amount equal to 30% of the fair market value of the MSRs relating to all such mortgage loans so originated. The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on April 1, 2020, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

We recognized $5.3 million in MSR recapture income during Fiscal 2019.

Spread Acquisition and MSR Servicing Agreements

On December 19, 2016, we amended and restated a third master spread acquisition and MSR servicing agreement, or the Spread Acquisition Agreement, with our Servicer, pursuant to which we may acquire from our Servicer, from time to time, the right to receive participation certificates representing beneficial ownership in ESS arising from Ginnie Mae MSRs acquired by our Servicer, in which case our Servicer generally would be required to service or subservice the related mortgage loans for Ginnie Mae. The primary purpose of the amendment and restatement was to facilitate the continued financing of the ESS owned by us in connection with the parties’ participation in the GNMA MSR Facility (as defined below).

To the extent our Servicer refinances any of the mortgage loans relating to the ESS we have acquired, the Spread Acquisition Agreement also contains recapture provisions requiring that our Servicer transfer to us, at no cost, the ESS relating to a certain percentage of the unpaid principal balance of the newly originated mortgage loans. However, under the Spread Acquisition Agreement, in any month where the transferred ESS relating to newly originated Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the refinanced mortgage loans, our Servicer is also required to transfer additional ESS or cash in the amount of such shortfall. Similarly, in any month where the transferred ESS relating to modified Ginnie Mae mortgage loans is not equivalent to at least 90% of the product of the excess servicing fee rate and the unpaid principal balance of the modified mortgage loans, the 12/19/16 Spread Acquisition Agreement contains provisions that require our Servicer to transfer additional ESS or cash in the amount of such shortfall. To the extent the fair market value of the aggregate ESS to be transferred for the applicable month is less than $200,000, our Servicer may, at its option, wire cash to us in an amount equal to such fair market value in lieu of transferring such ESS.

During Fiscal 2019, we received ESS repayments from PFSI totaling $40.3 million. During Fiscal 2019, we also earned $1.7 million in ESS recapture income.

Master Repurchase Agreement with the Issuer Trust

On December 19, 2016, we entered into a master repurchase agreement with our Servicer, or the PMH Repurchase Agreement, pursuant to which we may borrow from our Servicer for the purpose of financing our participation certificates representing beneficial ownership in ESS. Our Servicer then re-pledges such participation certificates to the PNMAC GMSR ISSUER TRUST, or the Issuer Trust, under a master repurchase agreement, or the PC Repurchase Agreement, by and among our Servicer, Issuer Trust and Private National Mortgage Acceptance Company, LLC, as guarantor. The Issuer Trust was formed for the purpose of allowing our Servicer to finance MSRs and ESS relating to such MSRs in a structured financing transaction referred to as the “GNMA MSR Facility.”

In connection with the GNMA MSR Facility, our Servicer pledges and/or sells to the Issuer Trust participation certificates representing beneficial interests in MSRs and ESS pursuant to the terms of the PC Repurchase Agreement. In return, the Issuer Trust (a) has issued to our Servicer, pursuant to the terms of an indenture, the Series 2016-MSRVF1 Variable Funding Note, dated December 19, 2016, known as the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1,” or the VFN, and (b) has issued and may, from time to time pursuant to the terms of any supplemental indenture, issue to institutional investors additional term notes, or the Term Notes, in each case secured on a pari passu basis by the participation certificates relating to the MSRs and ESS. The maximum principal balance of the VFN is $1 billion.

The principal amount paid by our Servicer for the participation certificates under the PMH Repurchase Agreement is based upon a percentage of the market value of the underlying ESS. Upon PMH’s repurchase of the participation certificates, PMH is required to repay our Servicer the principal amount relating thereto plus accrued interest (at a rate reflective of the current market and consistent with the weighted average note rate of the VFN and any outstanding Term Notes) to the date of such repurchase. Our Servicer is then required to repay the Issuer Trust the corresponding amount under the PC Repurchase Agreement.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During Fiscal 2019, we paid our Servicer $6.3 million in interest to finance ESS under the PMH Repurchase Agreement and our Servicer, in turn, paid an identical amount to the Issuer Trust under the PC Repurchase Agreement.

Subordination Agreement

As a condition to our entry into the Spread Acquisition Agreement and our participation in the GNMA MSR Facility, we were also required to enter into a subordination, acknowledgement and pledge agreement, or the Subordination Agreement. Under the terms of the Subordination Agreement, we pledged to the Issuer Trust our rights under the Spread Acquisition Agreement and our interest in any ESS purchased thereunder.

The Subordination Agreement contains representations, warranties and covenants by us that are substantially similar to those contained in our other financing arrangements. To the extent there exists an event of default under the PC Repurchase Agreement or a “trigger event” (as defined in the Subordination Agreement), the Issuer Trust would be entitled to liquidate any and all of the collateral securing the PC Repurchase Agreement, including the ESS subject to the PMH Repurchase Agreement.

Loan Purchase Agreement

We have entered into a mortgage loan purchase agreement with our Servicer. Currently, we use the mortgage loan purchase agreement for the purpose of acquiring residential mortgage loans originated by our Servicer.

The loan purchase agreement contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices we pay our Servicer for such loans are market-based.

During Fiscal 2019, we purchased from our Servicer under the mortgage loan purchase agreement residential mortgage loans with an unpaid principal balance of $6.1 billion at an aggregate purchase price of $6.3 billion.

Reimbursement Agreement

In connection with the initial public offering of our common shares on August 4, 2009, or the IPO, we entered into a reimbursement agreement with our Manager pursuant to which we agreed to reimburse our Manager for the $2.9 million payment that it made to the underwriters for the IPO, or the Conditional Reimbursement, if we satisfied certain performance measures over a specified period of time. Effective February 1, 2013, we amended the terms of the reimbursement agreement to provide for our payment to our Manager of the Conditional Reimbursement if we are required to pay our Manager performance incentive fees under our management agreement at a rate of $10 in reimbursement for every $100 of performance incentive fees earned. The payment of the Conditional Reimbursement is subject to a maximum reimbursement in any particular 12-month period of approximately $1.0 million and the maximum amount that may be reimbursed under the agreement is $2.9 million. The reimbursement agreement also provides for the payment to the IPO underwriters of the payment that we agreed to make to them at the time of the IPO if we satisfied certain performance measures over a specified period of time. As our Manager earns performance incentive fees under our management agreement, the IPO underwriters will be paid at a rate of $20 of payments for every $100 of performance incentive fees earned by our Manager. The payment to the underwriters is subject to a maximum reimbursement in any particular 12-month period of approximately $2.0 million and the maximum amount that may be paid under the agreement is $5.9 million. The term of the reimbursement agreement was extended and now expires on February 1, 2023.

Our Manager received $580,000 in reimbursement payments from us during Fiscal 2019.

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics, available on our website at www.pennymac-reit.com, requires everyone subject to the code to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our officers and trustees or the interests of the employees, officers and directors of PNMAC, including our Manager and our Servicer, when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with a related party or an immediate family member of such related person or with a company in which such a related party or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have also adopted a written policy that specifically governs related party transactions. The related party transactions policy generally prohibits any related party transaction unless it is reviewed and approved by our Related Party Matters Committee and/or a majority of our independent trustees in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, a trustee or executive officer of our Company or a nominee to become a trustee of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee and/or independent trustees consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Related Party Matters Committee has also retained the services of an independent consultant who assists the Related Party Matters Committee in reviewing certain related party transactions.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

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ANNUAL REPORT ON FORM 10-K

Annual Report on Form 10-K

Our Annual Report on Form 10-K for Fiscal 2019, which contains our consolidated financial statements for Fiscal 2019, accompanies this Proxy Statement, but is not a part of our soliciting materials. Shareholders of record as of the record date may obtain, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them. Our Annual Report on Form 10-K is also available on our website, www.pennymac-reit.com, under “SEC Filings,” A list of exhibits is included in the Form 10-K and exhibits are available from us upon payment to us of the cost of furnishing them.

Other Matters

Other Matters for Consideration at the Annual Meeting

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes David A. Spector, our President and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

Householding of Proxy Materials

As permitted by the SEC, we will deliver a single copy of the notice, proxy statement and annual report to shareholders who have the same address and last name, unless we have received contrary instructions from such shareholders. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such shareholder upon written or oral request. A shareholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 224-7028. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Information Concerning Voting and Solicitation

General Meeting Information

Our Annual Meeting will be held at our corporate offices located at 3043 Townsgate Road, Westlake Village, California 91361, on Thursday, May 14, 2020 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. The Board is soliciting proxies to be voted at our Annual Meeting. Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each shareholder. On or about April 3, 2020, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites shareholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 14, 2020

This Notice of 2020 Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for Fiscal 2018, are available at www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: Notice of 2020 Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Annual Meeting:

•	The election of three (3) Class II trustees, Preston DuFauchard, Nancy McAllister and Stacey D .Stewart, each for a term expiring at the 2023 annual meeting of shareholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees, or the Board, recommends that you vote “FOR” the approval of all proposals set forth herein.

Who can attend the Annual Meeting?

Our Board has set March 16, 2020 as the record date for the Annual Meeting. If you were a shareholder of record as of the close of business on the record date, you are entitled to attend the Annual Meeting, although seating is limited. If you plan to attend, please check the appropriate box on your proxy card and return it as directed on the proxy card.

If you hold your common shares through a brokerage firm or bank and you would like to attend, please either (1) write us at Investor Relations, PennyMac Mortgage Investment Trust, 3043 Townsgate Road, Westlake Village, California 91361, (2) email us at investorrelations@pnmac.com, or (3) bring to the Annual Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport.

No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Annual Meeting. Anyone who refuses to comply with these requirements will not be admitted.

We intend to hold our Annual Meeting in person. However, we are monitoring developments regarding coronavirus disease 2019 (COVID-19) and are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will issue a press release announcing such change in advance, file the announcement with the Securities and Exchange Commission as additional proxy material, and will provide details on how to access and participate in and vote at the Annual Meeting at www.proxyvote.com or on our Investor Relations website at www.pennymac-reit.com/2020AnnMtg.

Who is entitled to vote at the Annual Meeting?

If you were a shareholder of record as of the close of business on the record date, you are entitled to notice of, and to vote at, the

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INFORMATION CONCERNING VOTING AND SOLICITATION

Annual Meeting and any postponement or adjournment thereof. As of the record date, 100,513,539 common shares were issued and outstanding. You are entitled to one vote on each proposal for each common share you held on the record date.

How many shares must be present to hold the Annual Meeting?

The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. Since there were 100,513,539 eligible votes as of the record date, we will need at least 50,256,770 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Election of Trustees. Our Second Amended and Restated Bylaws provide for a majority voting standard for the election of trustees in an uncontested election and plurality voting in contested trustee elections. Because this election is uncontested, each trustee nominee must be elected by a vote of the majority of the votes cast by holders of our common shares, meaning that the number of shares voted “FOR” a trustee must exceed the number of shares voted “AGAINST” that trustee. Abstentions and broker non-votes will have no effect on the outcome of the election of trustees.

If any nominee for trustee fails to receive the required majority vote for election or re-election, the trustee will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Other Proposals. Approval of each of the other proposals (namely, our proposals to ratify the appointment of Deloitte & Touche LLP and to approve our executive compensation) also requires affirmative vote of a majority of the votes cast by the holders of our common shares voting in person or by proxy at the Annual Meeting. For the proposals to approve our executive compensation and to ratify the appointment of Deloitte & Touche LLP, abstentions and broker non-votes will have no effect on the outcome of the approval of these proposals.

Please note, however, that the vote on our proposals to approve our executive compensation and to ratify the appointment of Deloitte & Touche LLP will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

How will voting on any other business be conducted?

Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize David A. Spector, our President and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you were a shareholder of record as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By Telephone. To vote by telephone, registered shareholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered shareholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

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INFORMATION CONCERNING VOTING AND SOLICITATION

In Person. If you attend the Annual Meeting and plan to vote in person, you will be provided with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must request a legal proxy by following the instructions at www.proxyvote.com. Whether you are a shareholder of record or your shares are held in “street name,” you must bring valid, government-issued photo identification to gain admission to the Annual Meeting.

If you vote prior to the Annual Meeting, it will assure that your vote is counted. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance of the Annual Meeting, so your vote will be counted if you later decide not to attend the Annual Meeting. Whether you vote by mail, by Internet, by telephone or in person at the Annual Meeting, the proxies identified will vote the shares as to which you are the shareholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of three (3) Class II trustees, Preston DuFauchard, Nancy McAllister, and Stacey D. Stewart, each for a term expiring at the 2023 annual meeting of shareholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Annual Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Annual Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Annual Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the election of each nominee for the Board identified in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and, the proposal to approve, by non-binding vote, our executive compensation . An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of The New York Stock Exchange, or the NYSE. Under NYSE rules,

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INFORMATION CONCERNING VOTING AND SOLICITATION

brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of trustees, our executive compensation program and the approval of our 2019 Equity Incentive Plan, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of shareholders of record. Representatives of our Company will serve as the Inspector of Elections.

How will we solicit proxies for the Annual Meeting?

We are soliciting proxies from our shareholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of 2020 Annual Meeting of Shareholders, Proxy Statement, 2019 Annual Report to Shareholders, and proxy card or voting instruction form. In addition, some of our trustees and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our trustees or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Shareholders electronically?

This Proxy Statement and our 2019 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for Fiscal 2019, are available at www.proxyvote.com and on our Investor Relations website, www.pennymac-reit.com/2020AnnMtg.

Will our external manager be present at the Annual Meeting?

Officers of our Manager, PNMAC Capital Management, LLC, will be present at the Annual Meeting.

When are shareholder proposals due for the 2021 Annual Meeting of Shareholders?

No shareholder proposals were received by us to be presented at the Annual Meeting. We intend to hold next year’s annual meeting of shareholders on approximately the same date as the Annual Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, we must receive the proposal no later than December 4, 2020. If you are submitting a proposal or nomination for consideration at next year’s annual meeting other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal or nomination no earlier than November 4, 2020 and no later than December 4, 2020.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Mortgage Investment Trust

Attention: Investor Relations

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 224-7028

Email: investorrelations@pnmac.com

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PENNYMAC MORTGAGE INVESTMENT TRUST 3043 TOWNSGATE ROAD WESTLAKE VILLAGE, CA 91361 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E97785-P36158 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PENNYMAC MORTGAGE INVESTMENT TRUST The Board of Trustees recommends you vote FOR the election of three Class II Trustees as disclosed in Proposal 1:

1.     To elect the three Class II Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2023 Annual Meeting of Shareholders. Nominees: 1a.     Preston DuFauchard 1b.     Nancy McAllister 1c.     Stacey D. Stewart For Against Abstain !    ! ! ! ! ! ! ! !

The Board of Trustees recommends you vote FOR Proposals 2 and 3. For Against Abstain

2.    To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2020. 3. To approve, by non-binding vote, our executive compensation. ! ! ! ! ! !
NOTE: Such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof. Please indicate if you plan to attend this meeting.    ! ! Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] DateSignature (Joint Owners) Date

Meeting Information
We intend to hold our Annual Meeting in person. However, we are monitoring developments regarding coronavirus disease 2019 (COVID-19) and are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will issue a press release announcing such change in advance, file the announcement with the Securities and Exchange Commission as additional proxy material, and will provide details on how to access, participate in and vote at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of 2020 Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report, which includes our Annual Report on Form 10-K, are available at www.proxyvote.com.
E97786-P36158
PENNYMAC MORTGAGE INVESTMENT TRUST Annual Meeting of Shareholders
May 14, 2020 11:00 AM PDT
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
The undersigned hereby appoints David A. Spector and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the reverse side, all of the shares of PennyMac Mortgage Investment Trust the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2020 Annual Meeting of Shareholders of the Company to be held on May 14, 2020, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Trustees.
Continued and to be signed on reverse side.